 As filed with the Securities and Exchange Commission on December 1, 2000
                                                     Registration No. 333-44286
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
              Merrill Lynch, Pierce, Fenner & Smith Incorporated
                               Initial Depositor
              (Exact name of registrant as specified in charter)
                                --------------
                          Europe 2001 HOLDRS SM Trust
                               yet-to-be formed
                     [Issuer with respect to the receipts]
         Delaware                    6211                   13-5674085
     (State or other     (Primary Standard Industrial    (I.R.S. Employer
       jurisdiction       Classification Code Number) Identification Number)
   of incorporation or
      organization)             --------------
                               250 Vesey Street
                           New York, New York 10281
                                (212) 449-1000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                --------------
                                  Copies to:
        Andrea L. Dulberg, Esq.                   Andrew B. Janszky
          Corporate Secretary                    Shearman & Sterling
 Merrill Lynch, Pierce, Fenner & Smith           599 Lexington Avenue
             Incorporated                      New York, New York 10022
           250 Vesey Street                         (212) 848-4000
       New York, New York 10281
            (212) 449-1000
  (Name, address, including zip code,
         and telephone number,
   including area code, of agent for
               service)
         Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

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
                                                        Proposed
                                          Proposed      Maximum
 Title of Each Class of     Amount        Maximum      Aggregate    Amount of
    Securities to Be         to Be     Offering Price   Offering   Registration
       Registered         Registered   Per Receipt(1)   Price(1)    Fee(2)(3)
-------------------------------------------------------------------------------
Europe 2001 HOLDRS.....  1,000,000,000      $100      $249,850,000   $61,464
                           receipts
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. 1,500,000 receipts are estimated to be offered in the initial offering at $100 per receipt and 998,500,000 receipts are estimated to be offered continuously after the initial offering at $0.10 per receipt.
(2) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.

(3) Merrill Lynch, Pierce, Fenner & Smith Incorporated previously paid on August 22, 2000 $2,640 of this filing fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We     +
+have filed a registration statement relating to these receipts with the       +
+Securities and Exchange Commission. We cannot sell these receipts until the + +registration statement becomes effective. This prospectus is not an offer to + +sell these receipts and we are not soliciting offers to buy these receipts in +
+any state where such offer or sale is not permitted.                          +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             Subject to Completion

               Preliminary Prospectus dated December 1, 2000

PROSPECTUS
------------

                                [LOGO OF HOLDRS]

                     1,000,000,000 Depositary Receipts

                        Europe 2001 HOLDRS SM Trust

    The Europe 2001 HOLDRS SM Trust will issue Depositary Receipts called Europe 2001 HOLDRS SM representing your undivided beneficial ownership in the equity securities of a group of 50 specified companies that, as measured in terms of worldwide market capitalization on November 14, 2000, are among the largest European companies whose equity securities are listed for trading on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market. The Bank of New York will be the trustee. You only may acquire, hold or transfer Europe 2001 HOLDRS in a round-lot amount of 100 Europe 2001 HOLDRS or round-lot multiples. Europe 2001 HOLDRS are separate from the underlying deposited equity securities that are represented by the Europe 2001 HOLDRS. For a list of the names and the number of shares of the companies that make up a Europe 2001 HOLDR, see "Highlights of Europe 2001 HOLDRS--The Europe 2001 HOLDRS" starting on page 9. The trust will issue the additional Europe 2001 HOLDRS on a continuous basis.

    Investing in Europe 2001 HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

    The initial public offering price for a round-lot of 100 Europe 2001 HOLDRS will equal the sum of the closing market price on the primary U.S. trading market on the pricing date for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

    Europe 2001 HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

    Before this issuance, there has been no public market for Europe 2001 HOLDRS. Application has been made to list the Europe 2001 HOLDRS on the American Stock Exchange under the symbol "EKH".

                                  -----------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                   Initial Price Underwriting
                                                    to Public*       Fee
                                                   ------------- ------------
     Per Europe 2001 HOLDR........................                    2%

    -----
    *  Includes underwriting fee.

    For purchases of Europe 2001 HOLDRS in excess of     Europe 2001 HOLDRS,
the underwriting fee will be  %.

                                  -----------

                            Merrill Lynch & Co.

Robert W. Baird & Co.   A.G. Edwards & Sons, Inc.  First Union Securities, Inc.
Legg Mason Wood Walker                            Morgan Keegan & Company, Inc.
   Incorporated

Raymond James & Associates, Inc.

                         Sutro & Co. Incorporated

                                             Tucker Anthony Capital Markets

                                  -----------

                  The date of this prospectus is       , 2000.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill
                               Lynch & Co., Inc.

                               TABLE OF CONTENTS

Summary.....................................................................   3
Risk Factors................................................................   4
Highlights of Europe 2001 HOLDRS............................................   9
The Trust...................................................................  16
Description of Europe 2001 HOLDRS...........................................  16
Description of The Underlying Securities....................................  18
Description of The Depositary Trust Agreement...............................  20
Federal Income Tax Consequences.............................................  23
Erisa Considerations........................................................  26
Plan of Distribution........................................................  26
Legal Matters...............................................................  27
Where You Can Find More Information.........................................  27

                                ---------------

      This prospectus contains information you should consider when making your investment decision. With respect to information about Europe 2001 HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Europe 2001 HOLDRS in any jurisdiction where the offer or sale is not permitted.

      The Europe 2001 HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Europe 2001 HOLDRS or of the underlying securities through an investment in the Europe 2001 HOLDRS.

                                    SUMMARY

      The Europe 2001 HOLDRS Trust will be formed under the depositary trust
agreement, dated as of        , 2000 among The Bank of New York, as trustee,
Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Europe 2001 HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

      The trust will hold equity securities issued by 50 specified companies that, as measured in terms of worldwide market capitalization on November 14, 2000, are the largest European companies whose equity securities are listed for trading on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market. The number of shares of each company's equity securities held by the trust with respect to each round-lot of Europe 2001 HOLDRS is specified under "Highlights of Europe 2001 HOLDRS--The Europe 2001 HOLDRS." The securities included in the Europe 2001 HOLDRS consist of American depositary shares, New York registered shares, global shares or ordinary shares and are collectively referred to in this prospectus as equity securities, the securities or underlying securities. The New York Stock Exchange, the American Stock Exchange and the Nasdaq National Market are collectively referred to in this prospectus as U.S. stock markets.


      The trust will issue Europe 2001 HOLDRS that represent your undivided beneficial ownership interest in the securities held by the trust on your behalf. The Europe 2001 HOLDRS are separate from the underlying securities that are represented by the Europe 2001 HOLDRS.

                                  RISK FACTORS

      An investment in Europe 2001 HOLDRS involves risks similar to investing in each of the underlying securities outside of the Europe 2001 HOLDRS.

General Risk Factors

     . Loss of investment. Because the value of Europe 2001 HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Europe 2001 HOLDRS if the underlying securities decline in value.

     . Discount trading price. Europe 2001 HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     . Not necessarily consisting of the European companies with the largest market capitalization. The companies included in the Europe 2001 HOLDRS were the 50 largest European companies whose securities are traded on a U.S. stock market, as measured by worldwide market capitalization on November 14, 2000. After November 14, 2000, one or more of the companies may no longer be one of the 50 European companies with the largest market capitalization of companies whose securities are traded on a U.S. stock market. In addition, as a result of a merger, acquisition or stock distribution of one or more of the companies included in the Europe 2001 HOLDRS, the securities of a company that is not presently part of the Europe 2001 HOLDRS may be included in the Europe 2001 HOLDRS. In this case, the Europe 2001 HOLDRS may no longer consist solely of securities issued by European companies with the largest market capitalization and, as a result of mergers, acquisitions and stock distributions, the Europe 2001 HOLDRS may in the future include the securities of companies that are not European.

     . No investigation of underlying securities. The underlying securities included in the Europe 2001 HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of European issuers with securities traded on a U.S. stock market, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Europe 2001 HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     . Concentration of investment. As a result of market fluctuations and/or reconstitution events, an investment in Europe 2001 HOLDRS may represent a more concentrated investment in one or more of the underlying securities or one or more industries. A concentrated investment will reduce the diversification of the Europe 2001 HOLDRS and increase your exposure to the risks of concentrated investments.

     . Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Europe 2001 HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Europe 2001 HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of Europe 2001 HOLDRS will involve payment of a cancellation fee to the trustee.

     . Trading halts. Trading in Europe 2001 HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Europe 2001

        HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Europe 2001 HOLDRS, you will not be able to trade Europe 2001 HOLDRS and you will only be able to trade the underlying securities if you cancel your Europe 2001 HOLDRS and receive each of the underlying securities.

     . Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Europe 2001 HOLDRS. If the Europe 2001 HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Europe 2001 HOLDRS are listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the Europe 2001 HOLDRS are delisted.

     . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may make purchases or sales, including establishing long or short positions, in the underlying securities for its own account. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, will purchase, in the secondary market, the underlying securities that will be deposited into the trust. Merrill Lynch may make these purchases before the deposit into the trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders the securities previously borrowed. In either event, the purchases of the underlying securities will be made at various prices. As the initial offering price for the Europe 2001 HOLDRS will be based on the closing market price of each of the underlying securities on the pricing date, Merrill Lynch may recognize a gain on its purchases of the underlying securities. Specifically, if the closing market price for the underlying securities on the pricing date is higher than the price at which Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, purchases the underlying securities then it will recognize a gain in connection with such purchases. Merrill Lynch may recognize this gain on any of the underlying securities that comprise the Europe 2001 HOLDRS or on all of the underlying securities in the aggregate. The potential profit of Merrill Lynch also is affected by any hedging activities that it may engage in while it purchases the underlying securities in the secondary market for deposit into the trust. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the Europe 2001 HOLDRS, Merrill Lynch's activity in the secondary market in the underlying securities, and the creation and cancellation of Europe 2001 HOLDRS by Merrill Lynch.

     . Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may temporarily increase the market price of the deposited shares, which will result in a higher initial offering price for the Europe 2001 HOLDRS. Large volumes of purchasing activity, which may occur in connection with the issuance of Europe 2001 HOLDRS, particularly in connection with the initial issuance of Europe 2001 HOLDRS, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Temporary increases in the market price of the underlying securities may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from increases in the market price of the underlying securities that may occur as a result of the increased purchasing activity in the underlying securities resulting from the issuance of the Europe 2001 HOLDRS. Consequently, prices for the underlying securities may decline immediately after the pricing date. If the trading prices for the underlying securities decline, the trading price of Europe 2001 HOLDRS will also decline.

Risk Factors Specific to Companies Involved in the Europe 2001 HOLDRS

     . The stock prices of some of the companies included in the Europe 2001 HOLDRS have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Europe 2001 HOLDRS, and you could lose all or part of your investment. The trading prices of the securities of some companies included in the Europe 2001 HOLDRS have been volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

            .  general market fluctuations;

            .  interest rate and currency fluctuations;

            . general political and economic conditions, in Europe and throughout the world;

            . actual or anticipated variations in companies' quarterly operating results;

            . announcements of technological innovations or new services offered by competitors of the companies included in the Europe 2001 HOLDRS;

            .  changes in financial estimates by securities analysts;

            . legal or regulatory developments affecting the companies included in the Europe 2001 HOLDRS;

            . announcements by competitors of the companies included in the Europe 2001 HOLDRS of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

            .  departures of key personnel; and

            . sales of securities of companies included in Europe 2001 HOLDRS in the open market.

     . The international operations of the companies included in the Europe 2001 HOLDRS expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. The companies included in the Europe 2001 HOLDRS have international operations which are essential parts of their businesses. The risks of international business that these companies are exposed to include the following:

            .  general economic, social and political conditions;

            . the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

            . differing tax rates, tariffs, exchange controls or other similar restrictions;

            .  currency fluctuations;

            . changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

            . reduction in the number or capacity of personnel in international markets.

     . It may be impossible to initiate legal proceedings or enforce judgments against many of the companies included in the Europe 2001 HOLDRS. The companies included in the Europe

        2001 HOLDRS were incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be impossible to effect service of process within the United States on the companies included in the Europe 2001 HOLDRS or enforce judgments made against them in courts in the United States based on civil liability provisions of the securities laws of the United States. In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

     . Potential voting impediments may exist with respect to the ownership of some of the underlying securities included in the Europe 2001 HOLDRS. Holders of American depositary shares, including those included in the Europe 2001 HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares. These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share. Also, holders of American depository shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the company that has issued the securities underlying the American depositary shares. The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

     . Some of the underlying securities included in the Europe 2001 HOLDRS are not U.S. shares or American depositary shares and, as a result, may be subject to different procedures relating to the repayment of taxes and the activities of the transfer agent. The securities of some companies included in the Europe 2001 HOLDRS are subject to withholding tax on dividends and distributions. Some companies may not have special arrangements in place for refunding these withheld taxes. In such case, the holders of these securities will have to independently apply to a foreign tax authority for repayment of withheld taxes. In addition, some of the companies included in the Europe 2001 HOLDRS may also have a non-U.S. transfer agent and may hold the securities outside of the United States. Non-U.S. transfer agents are not subject to procedures that govern the activities of transfer agents in the United States.

     . The primary trading market of most of the underlying securities of Europe 2001 HOLDRS are not U.S. stock exchanges; accordingly, the trading volume of some of the underlying securities may be very low, which could adversely affect the market price of the Europe 2001 HOLDRS. In some cases, the trading volume of some of the underlying securities on a U.S. stock exchange is or may become limited. A low trading volume or liquidity of any of the underlying securities on U.S. stock exchange may adversely affect the market price of an underlying security and of the Europe 2001 HOLDRS.

     . Exchange rate fluctuations could adversely affect the market price of the underlying securities included in the Europe 2001 HOLDRS and the value of the dividends paid by those companies. The result of operations and the financial position of some of the companies underlying Europe 2001 HOLDRS are reported in local currencies. Exchange rate fluctuations between these currencies and the U.S. dollar may adversely affect the market price of the U.S. exchange listed security and the Europe 2001 HOLDRS. In addition, any dividends that are declared, if any, will likely be set in terms of a currency other than U.S. dollars. As a result, exchange rate fluctuations may also negatively affect the value of dividends declared by many of the companies included in the Europe 2001 HOLDRS.

     . Many of the companies included in the Europe 2001 HOLDRS are companies which are involved in the technology and telecommunications industries and are subject to the risks associated with an investment in companies in those industries. The valuations of many technology and telecommunications companies are extraordinarily high based on conventional valuation standards, such as price to earnings and price to sales ratios. As a result, the valuations of companies in these industries, and the trading prices for their stock, may not be sustained. In addition, a company which operates in these industries is exposed to other risks which include the following:

            . the need to keep pace with rapid technological change in order to remain competitive and to prevent the obsolescence of their products and services;

            .  an inability to adequately protect proprietary rights;

            . changes in the regulatory environment in which telecommunications companies operate could affect their ability to offer new or existing products and services; and

            . the need to create and employ new technologies and to offer new services derived from these new technologies to remain competitive.

            An investment in the Europe 2001 HOLDRS may also be particularly vulnerable to these additional risks because of the significant number of technology and telecommunications companies included in the Europe 2001 HOLDRS.

     . Many of the companies included in the Europe 2001 HOLDRS are companies which are involved in the healthcare industry and are subject to the additional risks associated with an investment in companies in this industry. The stock prices of companies involved in the healthcare industry are subject to wide fluctuations in response to a variety of factors including:

     . announcements of technological innovations or new commercial products;

     .  developments in patent or proprietary rights; and

     .  government regulatory initiatives;

     . government regulatory approval processes for product testing and commercialization; and

     . public concern as to the safety or other implications of healthcare products and services.

            An investment in the Europe 2001 HOLDRS may also be particularly vulnerable to these additional risks because of the significant number of healthcare companies included in the Europe 2001 HOLDRS.

                     HIGHLIGHTS OF EUROPE 2001 HOLDRS

      This discussion highlights information regarding Europe 2001 HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Europe 2001 HOLDRS.

Issuer.......................  Europe 2001 HOLDRS Trust.


The trust....................  The Europe 2001 HOLDRS Trust will be formed under the depositary trust agreement, dated as
                               of   , 2000 among The Bank of New York, as
                               trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Europe 2001 HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.


Initial depositor............  Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated.

Trustee......................  The Bank of New York, a New York state-
                               chartered banking organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.

Purpose of Europe 2001         Europe 2001 HOLDRS are designed to achieve the
HOLDRS..................       following:

                               Diversification. Europe 2001 HOLDRS are
                               designed to allow you to diversify your
                               investments by holding the equity securities of 50 companies, that are the largest European companies with securities traded on a U.S. stock market as measured in terms of worldwide market capitalization on November 14, 2000, through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                               Flexibility. The beneficial owners of Europe
                               2001 HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Europe 2001 HOLDRS, and can cancel their Europe 2001 HOLDRS to receive each of the underlying securities represented by the Europe 2001 HOLDRS.

                               Transaction costs. The expenses associated with buying and selling Europe 2001 HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets.................  The trust will hold the equity securities of 50 companies that are the largest European
                               companies with securities traded on a U.S.
                               stock market as measured in terms of worldwide market capitalization on November 14, 2000. The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.


The Europe 2001 HOLDRS.......  The trust will issue Europe 2001 HOLDRS that represent your undivided beneficial ownership interest in the shares of U.S.-traded securities held by the trust on your behalf. The Europe 2001 HOLDRS themselves are separate from the underlying securities that are represented by the Europe 2001 HOLDRS.

                               The specific share amounts for each round-lot of 100 Europe 2001 HOLDRS will be determined on the pricing date so that the initial issue price will be approximately $90-$100 per Europe 2001 HOLDR and the initial weightings of each underlying security included in the Europe 2001 HOLDRS will be approximately 2%. Since only whole share amounts are included in each round-lot of 100 Europe 2001 HOLDRS and because of fluctuations in closing market prices of the underlying securities, the initial weightings of each of the underlying securities will not be 2% and each could be significantly above or below 2%. For purposes of this preliminary prospectus, the indicative share amounts and the indicative weightings of each underlying security as of November 14, 2000 are set forth in the table below. However, such share amounts and weightings may change during the period between November 14, 2000 and the pricing date to adjust the initial weightings of the underlying securities to provide initial weightings of each of the underlying securities that are each approximately 2%; however actual weightings could each be significantly above or below 2%, as discussed above.

                               After the pricing date, the share amounts will not change, except for changes due to corporate events, such as stock splits or reverse stock splits on the underlying securities, or reconstitution events. However, the weightings are expected to change substantially over time because of price fluctuations.

                               The following table provides the

                               . names of the 50 issuers of the underlying securities represented by the Europe 2001 HOLDRS,

                               .  stock ticker symbols,

                               . indicative share amounts represented by a round-lot of 100 Europe 2001 HOLDRS as of November 14, 2000,

                               . indicative weightings as of November 14, 2000, and

                               .  principal U.S. market on which the
                                  underlying securities are traded.

                                                                          Primary
                                                   Indicative               U.S.
                                                     Share    Indicative  Trading
                   Name of Company          Ticker  Amounts   Weightings   Market
                   ---------------          ------ ---------- ---------- ----------
                   Alcatel*                  ALA        3       1.90%       NYSE
                   Amdocs Limited            DOX        3       2.12%       NYSE
                   Arm Holdings PLC*        ARMHY       6       1.91%    Nasdaq NMS
                   ASM International NV      ASMI      13       2.01%    Nasdaq NMS
                   ASM Lithography Holding
                    N.V.                     ASML       8       2.10%    Nasdaq NMS
                   AstraZeneca P.L.C. *      AZN        4       2.07%       NYSE
                   Autonomy Corporation
                    PLC*                     AUTN       4       2.06%    Nasdaq NMS
                   Aventis S.A. *            AVE        2       1.61%       NYSE
                   AXA Financial, Inc. *     AXA        3       2.23%       NYSE
                   Bookham Technology PLC*   BKHM       8       2.01%    Nasdaq NMS

                                                                           Primary
                                                    Indicative               U.S.
                                                      Share    Indicative  Trading
                   Name of Company           Ticker  Amounts   Weightings   Market
                   ---------------           ------ ---------- ---------- ----------
                   BP Amoco P.L.C. *           BP        4       2.21%       NYSE
                   Business Objects S.A. *    BOBJ       2       1.69%    Nasdaq NMS
                   Cable & Wireless Public
                    Limited Company*          CWP        5       2.02%       NYSE
                   DaimlerChrysler AG         DCX        4       2.00%       NYSE
                   Deutsche Telekom AG*        DT        5       1.95%       NYSE
                   Diageo PLC*                DEO        5       2.13%       NYSE
                   Elan Corporation, p.l.c.
                    *                         ELN        4       2.09%       NYSE
                   LM Ericsson Telephone
                    Company*                 ERICY      15       1.94%    Nasdaq NMS
                   Glaxo Wellcome p.l.c. *    GLX        3       1.91%       NYSE
                   Infineon Technologies
                    AG*                       IFX        4       1.78%       NYSE
                   ING Groep N.V. *           ING        3       2.33%       NYSE
                   Iona Technologies p.l.c.
                    *                         IONA       3       2.09%    Nasdaq NMS
                   Jazztel p.l.c. *           JAZZ      14       2.02%    Nasdaq NMS
                   Koninklijke Philips
                    Electronics N.V.          PHG        5       2.02%       NYSE
                   KPNQuest N.V.              KQIP       8       1.98%    Nasdaq NMS
                   Millicom International
                    Cellular S.A.             MICC       6       1.91%    Nasdaq NMS
                   Nokia Corp. *              NOK        5       2.20%       NYSE
                   Novartis AG*               NVS        5       2.14%       NYSE
                   Qiagen N.V.               QGENF       5       1.89%    Nasdaq NMS
                   Repsol YPF, S.A. *         REP       11       1.96%       NYSE
                   Royal Dutch Petroleum
                    Company                    RD        3       1.95%       NYSE
                   Ryanair Holdings p.l.c.
                    *                        RYAAY       4       1.93%    Nasdaq NMS
                   SAP AG*                    SAP        4       2.00%       NYSE
                   Scottish Power p.l.c. *    SPI        6       2.03%       NYSE
                   Serono S.A. *              SRA        8       1.94%       NYSE
                   Shire Pharmaceuticals
                    Group p.l.c. *           SHPGY       3       2.06%    Nasdaq NMS
                   Smartforce public
                    limited company*          SMTF       4       2.07%    Nasdaq NMS
                   Smithkline Beecham
                    p.l.c. *                  SBH        3       2.17%       NYSE
                   Sonera Group p.l.c. *      SNRA      10       2.08%    Nasdaq NMS
                   STMicroelectronics NV      STM        4       1.96%       NYSE
                   Telefonica S.A. *          TEF        3       1.82%       NYSE
                   Terra Lycos, Inc. *        TRLY       9       1.95%    Nasdaq NMS
                   Total Fina Elf S.A. *      TOT        3       2.31%       NYSE
                   UBS AG                     UBS        1       1.51%       NYSE
                   Unilever N.V.               UN        3       1.83%       NYSE
                   United Pan-Europe
                    Communications N.V. *    UPCOY      12       1.96%    Nasdaq NMS
                   Vivendi*                    V        13       2.03%       NYSE
                   Vodafone Airtouch PLC*     VOD        5       2.07%       NYSE
                   WPP Group plc*            WPPGY       3       1.89%    Nasdaq NMS

                               --------

                               * The securities of this non-U.S. company trade
                                 in the United States as American depositary shares. Please see "Risk Factors" and "Federal Income Tax Consequences-special considerations with respect to underlying securities of foreign issuers" for additional information relating to an investment in a non-U.S. company.

                               The actual share amounts and weightings will be determined on the pricing date and will appear in the final prospectus delivered in connection with sales of the Europe 2001 HOLDRS. These companies are the 50 largest European companies measured in terms of worldwide market capitalization on November 14, 2000, with securities traded on a U.S. stock market. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

                               The trust only will issue and cancel, and you only may obtain, hold, trade or surrender Europe 2001 HOLDRS in a round-lot of 100 Europe 2001 HOLDRS and round-lot multiples. The trust will only issue Europe 2001 HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Europe 2001 HOLDRS. In the event that a fractional share comes to be represented by a round-lot of EUROPE 2001 HOLDRS, the trust may require a minimum of more than one round-lot of 100 Europe 2001 HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Europe 2001 HOLDRS.

                               The number of outstanding Europe 2001 HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Europe 2001 HOLDRS on a continuous basis when an investor deposits the required securities with the trustee.

Public offering price........
                               The initial public offering price for 100
                               Europe 2001 HOLDRS will equal the sum of the closing market price on the primary U.S. trading market on the pricing date for each underlying security multiplied by the share amount to be determined on the pricing date, plus an underwriting fee. It is expected that the initial public offering price will be approximately $90-$100 per Europe 2001 HOLDR.

Purchases....................
                               After the initial offering, you may acquire
                               Europe 2001 HOLDRS in two ways:

                               . through an in-kind deposit of the required number of securities of the underlying issuers with the trustee, or

                               . through a cash purchase in the secondary trading market.

Underwriting fees............
                               If you purchase Europe 2001 HOLDRS in the initial public offering, you will pay an underwriting fee equal to:

                               .  For purchases of  Europe 2001 HOLDRS or
                                  fewer, 2%.

                               .  For purchases in excess of  Europe 2001
                                  HOLDRS,     %.

                               You will not be charged any issuance fee or other sales commission in connection with purchases of Europe 2001 HOLDRS made in the initial public offering.

Issuance and cancellation
fees.........................  After the initial offering, if you wish to create Europe 2001 HOLDRS by delivering to the trust the requisite securities represented by a round-lot of 100 Europe 2001 HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS. If you wish to cancel your Europe 2001 HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS.

Commissions..................
                               If you choose to deposit underlying securities in order to receive Europe 2001 HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker.

Custody fees.................
                               The Bank of New York, as trustee and as
                               custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Europe 2001 HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Europe 2001 HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Europe
2001 HOLDRS.............
                               You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Europe 2001 HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Europe 2001 HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the trust, in turn, will deliver cash in lieu of such share. Except with respect to the right to vote for dissolution of the trust, the Europe 2001 HOLDRS themselves will not have voting rights.

Rights relating to the
underlying securities........
                               You have the right to:

                               .  Receive all shareholder disclosure
                                  materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                               . Receive all proxy materials distributed by the issuers of the underlying securities and to instruct the trustee to vote the underlying securities or attend shareholder meetings yourself.

                               . Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Europe 2001 HOLDRS if the securities are listed for trading on a U.S. national securities exchange or through Nasdaq NMS.

                               If you wish to participate in a tender offer for underlying securities, you must obtain the underlying securities by surrendering your Europe 2001 HOLDRS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the depositary trust agreement."

Reconstitution events........
                               The depositary trust agreement provides for the automatic distribution of underlying securities from the Europe 2001 HOLDRS to you in the following four circumstances:

                               A. If an issuer of underlying securities no
                                  longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Europe 2001 HOLDRS.

                               B. If the SEC finds that an issuer of
                                  underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Europe 2001 HOLDRS.

                               C. If the underlying securities of an issuer
                                  cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Europe 2001 HOLDRS, unless the consideration received is securities that are listed for trading on a U.S. national securities exchange or through Nasdaq NMS. In this case, the securities received will be treated as additional underlying securities and will be deposited into the trust.

                               D. If an issuer's underlying securities are
                                  delisted from trading on a U.S. national securities exchange or through Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the securities are delisted.

                               If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event. However, any distribution of securities that are listed for trading on a U.S. national securities exchange or through Nasdaq NMS will be deposited into the trust and will become part of the Europe 2001 HOLDRS.

Termination events...........
                               A. The Europe 2001 HOLDRS are delisted from the
                                  American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the Europe 2001 HOLDRS are delisted.

                               B. The trustee resigns and no successor trustee
                                  is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                               C. 75% of beneficial owners of outstanding
                                  Europe 2001 HOLDRS vote to dissolve and
                                  liquidate the trust.

                               If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Federal income tax
consequences.................  The federal income tax laws will treat a U.S.
                               holder of Europe 2001 HOLDRS as directly owning the underlying securities. The Europe 2001 HOLDRS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing......................
                               Application has been made to list the Europe
                               2001 HOLDRS on the American Stock Exchange under the symbol "EKH." Trading will take place only in round-lots of 100 Europe 2001 HOLDRS and round-lot multiples. A minimum of 150,000 Europe 2001 HOLDRS will be required to be outstanding when trading begins.

Trading......................
                               Investors only will be able to acquire, hold, transfer and surrender a round-lot of 100 Europe 2001 HOLDRS. Bid and ask prices, however, will be quoted per single Europe 2001 HOLDR.

Clearance and settlement.....
                               The trust will issue Europe 2001 HOLDRS in book-entry form. Europe 2001 HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Europe 2001 HOLDRS."

                                   THE TRUST

      General. This discussion highlights information about the Europe 2001 HOLDRS Trust. You should read this information and information about the depositary trust agreement, as well as the depositary trust agreement before you purchase Europe 2001 HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

      The Europe 2001 HOLDRS Trust. The trust will be formed pursuant to the
depositary trust agreement, dated as of        , 2000. The Bank of New York
will be the trustee. The Europe 2001 HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

      The Europe 2001 HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Europe 2001 HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                     DESCRIPTION OF EUROPE 2001 HOLDRS

      The trust will issue Europe 2001 HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional Europe 2001 HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender Europe 2001 HOLDRS in a round-lot of 100 Europe 2001 HOLDRS and round-lot multiples. The trust will only issue Europe 2001 HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Europe 2001 HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Europe 2001 HOLDRS, the trust may require a minimum of more than one round-lot of 100 Europe 2001 HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Europe 2001 HOLDRS.

      Europe 2001 HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The 50 companies selected as part of this receipt program are listed above in the section entitled "Highlights of Europe 2001 HOLDRS--The Europe 2001 HOLDRS."

      Beneficial owners of Europe 2001 HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Europe 2001 HOLDRS to receive the underlying securities. See "Description of the depositary trust agreement." Europe 2001 HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

      The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Europe 2001 HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Europe 2001 HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Europe 2001 HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

      Europe 2001 HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. Europe 2001 HOLDRS will be available only in book-entry form. Owners of Europe 2001 HOLDRS may hold their Europe 2001 HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      Selection criteria. The underlying securities of the Europe 2001 HOLDRS are the equity securities of a group of 50 specified companies which are the largest European companies whose securities are traded on a U.S. stock market, as measured in terms of worldwide market capitalization on November 14, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

      After November 14, 2000, one or more of the issuers of the underlying securities may no longer be one of the 50 European companies with the largest market capitalization of companies whose securities are traded on a US stock market. In this case, the Europe 2001 HOLDRS may consist of securities issued by European companies that do not have the largest market capitalization. In addition, as a result of a reconstitution event or a distribution of securities, the securities of a non-European company may be included in the Europe 2001 HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security continues to have a leading market capitalization and will undertake to make adequate disclosure when necessary.

      Underlying securities. For a list of the underlying securities represented by Europe 2001 HOLDRS, please refer to "Highlights of Europe 2001 HOLDRS--The Europe 2001 HOLDRS." If the underlying securities change because of a reconstitution event or as a result of a distribution of securities, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the program's stated selection criteria. Accordingly, before you acquire Europe 2001 HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the selling group or any of their affiliates.

      General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

      The following table and graph set forth the composite performance of all of the underlying securities represented by a single Europe 2001 HOLDR based upon the indicative share amounts set forth in the table on page 10 of this preliminary prospectus, measured at the close of each business day from July 27, 2000, the first date when all of the underlying securities were publicly traded, to November 30, 2000. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values. The actual share amounts will be determined on the pricing date and may differ from the indicative share amounts.

2000               Value
----               ------
July 27........... 117.25
July 28........... 113.83
July 31........... 115.02
August 01......... 114.25
August 02......... 113.16
August 03......... 111.11
August 04......... 111.88
August 07......... 113.84
August 08......... 112.45
August 09......... 112.35
August 10......... 112.92
August 11......... 113.24
August 14......... 114.52
August 15......... 114.99
August 16......... 114.95
August 17......... 115.78
August 18......... 115.00
August 21......... 114.45
August 22......... 113.35
August 23......... 112.57
August 24......... 113.55
August 25......... 114.02
August 28......... 114.56
August 29......... 113.92
August 30......... 114.48
August 31......... 117.52
September 01...... 120.78
September 05...... 118.37
September 06...... 114.02
September 07...... 115.07

2000               Value
----               ------
September 08...... 111.93
September 11...... 110.55
September 12...... 110.35
September 13...... 109.86
September 14...... 110.91
September 15...... 109.09
September 18...... 106.75
September 19...... 108.37
September 20...... 104.79
September 21...... 103.53
September 22...... 105.21
September 25...... 104.18
September 26...... 103.61
September 27...... 104.55
September 28...... 105.93
September 29...... 103.54
October 02........ 103.88
October 03........ 103.15
October 04........ 103.52
October 05........ 102.96
October 06........  99.63
October 09........  98.36
October 10........  96.76
October 11........  93.70
October 12........  90.60
October 13........  94.61
October 16........  93.52
October 17........  90.69
October 18........  88.87
October 19........  93.23

2000                Value
----                -----
October 20......... 93.57
October 23......... 93.51
October 24......... 95.97
October 25......... 91.78
October 26......... 93.71
October 27......... 95.45
October 30......... 94.91
October 31......... 97.73
November 01........ 97.32
November 02........ 98.32
November 03........ 99.12
November 06........ 98.91
November 07........ 97.84
November 08........ 95.72
November 09........ 94.20
November 10........ 90.48
November 13........ 89.25
November 14........ 92.73
November 15........ 92.76
November 16........ 90.07
November 17........ 89.64
November 20........ 86.44
November 21........ 86.27
November 22........ 82.78
November 24........ 87.32
November 27........ 88.33
November 28........ 85.16
November 29........ 85.08
November 30........ 83.21

                                 [LINE GRAPH]

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of       , 2000, among
Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Europe 2001 HOLDRS, provides that Europe 2001 HOLDRS will represent an owner's undivided beneficial ownership interest in the securities of the underlying companies.

      The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services. In addition, The Bank of New York acts as depositary for some foreign issuers whose American depositary shares are included in the Europe 2001 HOLDRS.

      Issuance, transfer and surrender of Europe 2001 HOLDRS. You may create and cancel Europe 2001 HOLDRS only in round-lots of 100 Europe 2001 HOLDRS. You may create Europe 2001 HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Europe 2001 HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Europe 2001 HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Europe 2001 HOLDRS, the trust may require a minimum of more than one round-lot of 100 Europe 2001 HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Europe 2001 HOLDRS. Similarly, you must surrender Europe 2001 HOLDRS in integral multiples of 100 Europe 2001 HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Europe 2001 HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

      Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

      Under the depositary trust agreement, any beneficial owner of Europe 2001 HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Europe 2001 HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

      Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Europe 2001 HOLDRS if such securities are listed for trading on a U.S. national securities exchange or through Nasdaq NMS. You will be obligated to pay any tax or other charge that may become due with respect to Europe 2001 HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Europe 2001 HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Europe 2001 HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your Europe 2001 HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Europe 2001 HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Europe 2001 HOLDRS.

      Further issuances of Europe 2001 HOLDRS. The depositary trust agreement provides for further issuances of Europe 2001 HOLDRS on a continuous basis without your consent.

      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

    A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Europe 2001 HOLDRS.

    B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Europe 2001 HOLDRS.

    C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Europe 2001 HOLDRS, unless the consideration received is securities that are listed for trading on a U.S. national securities exchange or through Nasdaq NMS. In this case, the securities received will be treated as additional underlying securities and will be deposited into the trust.

    D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within 5 business days from the date the securities are delisted.

      If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event. However, any distributions of securities that are listed for trading on a U.S. securities exchange or through Nasdaq will be deposited into the trust and will become part of the Europe 2001 HOLDRS.

      Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Europe 2001 HOLDRS will surrender their Europe 2001 HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Europe 2001 HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within 5 business days from the date the Europe 2001 HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Europe 2001 HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

      Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Europe 2001 HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Europe 2001 HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Europe 2001 HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Europe 2001 HOLDRS.

      Issuance and cancellation fees. After the initial public offering, the trust expects to issue more Europe 2001 HOLDRS. If you wish to create Europe 2001 HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS. If you wish to cancel your Europe 2001 HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create or cancel Europe 2001 HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be any of the members of the selling group or another broker, in addition to the issuance or cancellation fee, as the case may be, described above.

      Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Europe 2001 HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Europe 2001 HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

      Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

      Governing law. The depositary trust agreement and Europe 2001 HOLDRS will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Europe 2001 HOLDRS.

      The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the Europe 2001 HOLDRS for:

    .  a citizen or resident of the United States;

    . a corporation or partnership created or organized in the United States or under the laws of the United States;

    . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

    . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

    . any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Europe 2001 HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. We recommend that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Europe 2001 HOLDRS

      A receipt holder purchasing and owning Europe 2001 HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Europe 2001 HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Europe 2001 HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Europe 2001 HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Europe 2001 HOLDRS. Similarly, with respect to sales of Europe 2001 HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Europe 2001 HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

      The distribution of any securities by the trust upon the surrender of Europe 2001 HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Europe 2001 HOLDRS will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

      With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

      If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

      Subject to conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

      Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares or Global shares can apply for a refund of withheld taxes. With respect to these issuers, it is expected that holders of Europe 2001 HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the holders of Europe 2001 HOLDRS will have to independently apply to a foreign tax authority for a refund of withheld taxes.

      Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). To our knowledge, none of the foreign issuers of the underlying securities is currently a PFIC and none anticipate becoming a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the

PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

    .  at least 75% of its gross income is "passive income;" or

    . on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

      Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

      If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Europe 2001 HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

      A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

      A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

      With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

      A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

      A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Europe 2001 HOLDRS or of the underlying securities unless:

    . that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

    . in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

    . the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

      Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

      The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

Backup withholding tax, withholding tax and information reporting requirements

      Final U.S. Treasury Regulations relating to backup withholding, withholding and information reporting have been issued that modify certain rules with respect to payments made after December 31, 2000. Investors are urged to consult their own tax advisors regarding the application of the backup withholding, withholding and information reporting requirements, including the new regulations, with respect to their particular circumstances.

                              ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire Europe 2001 HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Europe 2001 HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

      In accordance with the depositary trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to receive Europe 2001 HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Robert W. Baird & Co. Incorporated, A.G. Edwards & Sons, Inc., First Union Securities, Inc., Legg Mason Wood Walker, Incorporated, Morgan Keegan & Company, Inc., Raymond James & Associates, Inc., Sutro & Co. Incorporated and Tucker Anthony Incorporated, the selling group, propose to offer the Europe 2001 HOLDRS to the public at the offering price set forth on the cover page of this prospectus, which includes an underwriting fee of 2%.

      Investors who purchase Europe 2001 HOLDRS through a fee-based brokerage account should consider that the underwriting fee is in addition to the fees charged in that account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated will provide Europe 2001 HOLDRS to the other members of the selling group at the public offering price, as set forth on the cover page of this prospectus, less
a concession that is not in excess of   %. The selling group may allow to
certain dealers, and the dealers may reallow, a discount on sales of Europe
2001 HOLDRS not in excess of   % of the public offering price as set forth on
the cover page of this prospectus. We expect the trust to deliver the initial distribution of Europe 2001 HOLDRS against deposit of the underlying securities
in New York, New York on      , 2000. After the initial offering, the public
offering price, concession and discount may be changed. The trust will continue to issue Europe 2001 HOLDRS in connection with deposits of underlying securities. This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, sales will not be made to a discretionary account without the prior written approval of a purchaser of Europe 2001 HOLDRS.

      Members of the selling group and their affiliates have from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with some of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Europe 2001 HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Europe 2001 HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                 LEGAL MATTERS

      Legal matters, including the validity of the Europe 2001 HOLDRS, will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriters, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the Europe 2001 HOLDRS.

                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Europe 2001 HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

      Since the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities may be considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Europe 2001 HOLDRS. This prospectus relates only to Europe 2001 HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Europe 2001 HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Europe 2001 HOLDRS have been publicly disclosed.

                                  ANNEX A

      This annex forms an integral part of the prospectus.

      The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1995, 1996, 1997, 1998, 1999 and 2000 through November 2000. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on page 10. The foreign stock market or markets on which the equity securities of the foreign issuers included in the Europe 2001 HOLDRS, if any, are listed are described below. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                             AEGON N.V. (AEG)

      AEGON N.V. is an international insurance and financial services company. AEGON provides life insurance, pension and related savings and investment products. AEGON is also involved in accident and health insurance, property and casualty insurance and it also has some banking activities. AEGON primarily operates in the United States, the United Kingdom, The Netherlands, Hungary and Spain. AEGON's products are offered through independent intermediaries and financial advisers, financial institutions, brokers, direct marketing and business partners. New York registered shares of AEGON included in the Europe 2001 HOLDRS are traded through the New York Stock Exchange. Shares of AEGON also trade on the Amsterdam, Frankfurt, London, Tokyo and Zurich stock exchanges.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January      6.44  January    10.38  January    15.47  January    23.69  January    55.34  January    36.38
February     6.88  February   10.84  February   16.72  February   28.14  February   52.31  February   34.81
March        7.15  March      11.84  March      17.34  March      30.33  March      44.94  March      40.25
April        7.76  April      12.03  April      18.13  April      33.22  April      47.56  April      36.19
May          8.10  May        12.00  May        18.47  May        39.66  May        40.56  May        36.13
June         8.72  June       11.53  June       17.52  June       43.25  June       36.97  June       35.63
July         9.13  July       11.47  July       18.97  July       45.88  July       38.06  July       38.50
August       8.44  August     12.25  August     18.56  August     42.75  August     43.40  August     39.25
September    9.06  September  12.44  September  19.92  September  39.00  September  43.25  September  37.13
October      9.53  October    12.88  October    19.88  October    43.69  October    45.97  October    40.38
November    10.25  November   14.06  November   21.25  November   53.00  November   45.06  November   40.63
December    11.00  December   15.81  December   22.41  December   61.13  December   47.75

      The closing price on        , 2000 was   .

                               ALCATEL (ALA)

      Alcatel provides telecommunications equipment and systems. Alcatel's interaction management products are designed to extend the capabilities of a company's Internet, computer, telecommunications and database systems. American depositary receipts evidencing American depositary shares of Alcatel are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Alcatel also trade on the Paris, Amsterdam, Antwerp, Basel, Brussels, Frankfurt, Geneva, Stockholm, Tokyo and Zurich stock exchanges, as well as through the European Association of Securities Dealers Automated Quotation System.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     17.38  January    18.38  January    20.63  January    26.06  January    23.00  January    40.06
February    16.25  February   17.88  February   20.50  February   26.19  February   21.69  February   47.25
March       18.13  March      18.50  March      23.75  March      38.00  March      22.81  March      43.12
April       18.50  April      19.00  April      22.25  April      36.25  April      24.31  April      45.13
May         18.25  May        18.38  May        22.75  May        43.25  May        23.69  May        54.56
June        18.13  June       17.75  June       25.25  June       40.69  June       28.38  June       66.50
July        21.25  July       16.25  July       27.00  July       39.38  July       30.88  July       73.13
August      20.00  August     15.50  August     24.63  August     30.00  August     30.94  August     82.75
September   16.75  September  16.88  September  26.56  September  17.00  September  27.75  September  62.88
October     16.88  October    17.00  October    24.31  October    22.00  October    30.69  October    62.38
November    16.75  November   18.50  November   24.75  November   25.88  November   38.00  November   50.50
December    17.50  December   16.00  December   25.31  December   24.44  December   45.00

      The closing price on       , 2000 was   .

                           AMDOCS LIMITED (DOX)

      Amdocs Limited designs, develops, markets and supports information system software products and related services for the communications and Internet industries. Amdocs products are primarily related to customer care, billing and order management systems. Amdocs products support a range of communications services including wireline, wireless, cable television, broadband, electronic commerce and Internet services. Amdocs also offers a range of directory sales and publishing systems to publishers of both traditional yellow and white page directories and electronic Internet directories. Ordinary shares of Amdocs, included in the Europe 2001 HOLDRS, are traded through the New York Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January        *   January       *   January       *   January      *    January    21.75  January    53.19
February       *   February      *   February      *   February     *    February   24.38  February   74.19
March          *   March         *   March         *   March        *    March      21.63  March      74.00
April          *   April         *   April         *   April        *    April      26.88  April      67.69
May            *   May           *   May           *   May          *    May        22.94  May        61.94
June           *   June          *   June          *   June       15.13  June       22.75  June       76.75
July           *   July          *   July          *   July       13.69  July       26.63  July       67.19
August         *   August        *   August        *   August      9.00  August     26.25  August     71.44
September      *   September     *   September     *   September  11.31  September  21.00  September  62.38
October        *   October       *   October       *   October    13.00  October    27.88  October    64.81
November       *   November      *   November      *   November   15.38  November   35.19  November   54.13
December       *   December      *   December      *   December   17.13  December   34.50

      The closing price on       , 2000 was   .

                        ARM HOLDINGS P.L.C. (ARMHY)

      ARM Holdings p.l.c. designs microprocessors and related technology and software and sells development systems. ARM licenses and sells its technology and products to electronics companies. Its microprocessors are used in a variety of electronics products, including video games, automotive control systems and digital cellular phones. American depositary receipts evidencing American depositary shares of ARM are included in the Europe 2001 HOLDRS and are traded through the Nasdaq NMS. Shares of ARM also trade on the London International Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January        *   January       *   January       *   January      *    January     4.00  January    37.79
February       *   February      *   February      *   February     *    February    5.78  February   46.73
March          *   March         *   March         *   March        *    March       6.63  March      35.55
April          *   April         *   April         *   April      2.02   April       6.50  April      31.75
May            *   May           *   May           *   May        1.78   May         5.84  May        25.88
June           *   June          *   June          *   June       3.06   June        6.98  June       32.88
July           *   July          *   July          *   July       3.09   July        9.48  July       34.31
August         *   August        *   August        *   August     2.55   August      8.43  August     40.88
September      *   September     *   September     *   September  2.25   September   9.40  September  32.94
October        *   October       *   October       *   October    2.35   October    16.95  October    30.00
November       *   November      *   November      *   November   2.70   November   29.60  November   18.31
December       *   December      *   December      *   December   3.01   December   38.30

      The closing price on       , 2000 was   .

                       ASM INTERNATIONAL N.V. (ASMI)

      ASM International N.V. is engaged in the research, development, manufacture, marketing and servicing of equipment and materials used to produce semiconductor devices, including solutions for wafer processing, assembly and packaging. ASM's production equipment and solutions are used by both the front-end and back-end segments of the semiconductor market. Front-end equipment performs various fabrication processes to create the silicon wafer. Back-end equipment separates these processed wafers into numerous individual pieces and assembles, packages and tests the pieces to create semiconductor devices. New York registered shares of ASM included in the Europe 2001 HOLDRS are traded through the Nasdaq NMS. Shares of ASM also trade on the Amsterdam Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January      1.50  January    12.08  January    15.31  January    10.16  January     5.69  January    25.25
February     1.67  February   12.33  February   13.63  February   12.19  February    5.00  February   32.63
March        3.50  March       9.25  March      11.50  March      11.13  March       3.63  March      29.00
April        3.71  April      13.75  April      13.13  April      11.06  April       4.69  April      34.50
May          6.21  May        13.50  May        13.00  May         9.75  May         5.19  May        25.88
June         8.58  June       10.88  June       10.94  June        8.00  June        7.44  June       26.50
July        10.67  July        6.13  July       13.75  July        8.38  July        8.00  July       26.00
August      16.25  August      7.00  August     13.13  August      5.81  August      7.38  August     25.13
September   16.83  September   9.63  September  20.13  September   4.50  September   8.38  September  17.50
October     15.63  October     8.50  October    12.06  October     4.00  October     8.41  October    16.06
November    16.83  November   10.25  November   10.56  November    5.50  November   16.25  November   11.38
December    16.42  December    9.63  December    8.69  December    5.25  December   23.00

      The closing price on       , 2000 was   .

                    ASM LITHOGRAPHY HOLDING N.V. (ASML)

      ASM Lithography Holding N.V. is a developer and supplier of microlithography systems. Microlithography is used in semiconductor manufacturing to transfer the pattern of circuitry from a photomask (a quartz plate containing the "master copy" of microscopic integrated circuitry) to a wafer (a thin slice of silicon or other semiconductor material on which chips are made). New York registered shares of ASM, included in the Europe 2001 HOLDRS, are traded through the Nasdaq NMS. Shares of ASM also trade through the Nasdaq NMS and on the Amsterdam Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January       *    January    3.73   January     6.09  January    11.58  January    15.50  January    40.98
February      *    February   4.04   February    5.54  February   15.56  February   13.21  February   42.71
March       2.34   March      3.36   March       6.25  March      15.41  March      15.00  March      37.25
April       2.28   April      3.69   April       6.63  April      15.27  April      13.00  April      40.00
May         2.69   May        3.94   May         8.71  May        12.77  May        14.71  May        35.56
June        2.99   June       3.42   June        9.75  June        9.69  June       19.79  June       44.13
July        4.67   July       3.15   July       13.50  July        9.56  July       20.25  July       39.75
August      3.93   August     3.21   August     14.17  August      5.88  August     21.04  August     38.13
September   3.66   September  3.17   September  16.46  September   5.23  September  22.35  September  32.31
October     4.14   October    3.00   October    12.21  October     8.50  October    24.21  October    27.81
November    3.51   November   3.68   November   10.42  November    9.44  November   31.21  November   20.44
December    2.77   December   4.15   December   11.25  December   10.17  December   37.92

      The closing price on       , 2000 was   .

                         ASTRAZENECA P.L.C. (AZN)

      AstraZeneca p.l.c. is a biosciences company involved in the research, development, manufacture and marketing of pharmaceutical, agricultural and specialty chemical products and the supply of healthcare services. AstraZeneca's research and products focus on several areas, including cancer, cardiovascular, the central nervous system, gastrointestinal, infection, pain control, anesthesia and respiratory. American depositary receipts evidencing American depositary shares of AstraZeneca are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of AstraZeneca also trade on the London International Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     13.96  January    19.46  January    28.75  January    39.69  January    47.00  January    38.00
February    13.79  February   19.17  February   29.33  February   44.31  February   41.06  February   33.13
March       14.13  March      21.25  March      28.33  March      43.83  March      47.06  March      40.50
April       14.54  April      20.92  April      30.13  April      43.88  April      39.25  April      42.13
May         15.00  May        21.38  May        30.54  May        41.38  May        39.38  May        42.06
June        17.08  June       22.42  June       33.08  June       43.88  June       39.19  June       46.50
July        17.79  July       21.58  July       33.29  July       38.81  July       36.75  July       42.75
August      17.25  August     24.04  August     31.83  August     36.50  August     39.38  August     45.56
September   18.17  September  24.75  September  32.54  September  35.00  September  42.25  September  52.56
October     18.79  October    27.17  October    31.79  October    39.13  October    45.75  October    47.69
November    20.38  November   27.67  November   32.06  November   42.00  November   44.50  November   51.44
December    19.46  December   28.00  December   36.00  December   44.88  December   41.75

      The closing price on       , 2000 was   .

                    AUTONOMY CORPORATION P.L.C. (AUTN)

      Autonomy Corporation p.l.c. develops and markets software for automating the management, processing and delivery of information to and from sources across the Internet and other digital mediums, such as mobile phones. Autonomy's software products allow for the automation of a range of tasks, such as categorizing information by subject matter, inserting hypertext links to related material and profiling users of the Internet, which enables the automatic delivery of large volumes of personalized information. American depositary receipts evidencing American depositary shares of Autonomy are included in the Europe 2001 HOLDRS and are traded through Nasdaq NMS. Shares of Autonomy also trade through the European Association of Securities Dealers Automated Quotation System.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January        *   January       *   January       *   January       *   January       *   January      *
February       *   February      *   February      *   February      *   February      *   February     *
March          *   March         *   March         *   March         *   March         *   March        *
April          *   April         *   April         *   April         *   April         *   April        *
May            *   May           *   May           *   May           *   May           *   May        35.50
June           *   June          *   June          *   June          *   June          *   June       41.00
July           *   July          *   July          *   July          *   July          *   July       48.00
August         *   August        *   August        *   August        *   August        *   August     63.00
September      *   September     *   September     *   September     *   September     *   September  55.00
October        *   October       *   October       *   October       *   October       *   October    50.00
November       *   November      *   November      *   November      *   November      *   November   32.94
December       *   December      *   December      *   December      *   December      *

      The closing price on       , 2000 was   .

                            AVENTIS S.A. (AVE)

      Aventis S.A. develops, manufactures and markets products and services related to the health and nutrition industry. Aventis is primarily involved in the fields of prescription drugs, vaccines, therapeutic proteins, diagnostics, crop sciences and animal health and nutrition. American depositary receipts evidencing American depositary shares of Aventis are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Aventis also trade on the Paris Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     24.25  January    24.00  January    33.38  January    46.13  January    51.69  January    54.00
February    23.88  February   25.25  February   35.00  February   46.19  February   46.00  February   52.00
March       23.50  March      25.88  March      33.25  March      50.38  March      44.00  March      54.00
April       24.13  April      24.13  April      33.88  April      49.50  April      47.13  April      56.25
May         24.13  May        24.63  May        32.25  May        55.00  May        46.88  May        63.94
June        22.00  June       26.50  June       41.63  June       56.19  June       46.31  June       72.56
July        23.00  July       26.13  July       43.13  July       54.00  July       48.38  July       75.50
August      20.75  August     26.38  August     37.88  August     46.00  August     48.56  August     74.75
September   20.25  September  28.00  September  40.44  September  41.75  September  51.25  September  75.31
October     22.00  October    29.75  October    42.25  October    46.69  October    55.50  October    72.06
November    21.75  November   32.38  November   44.88  November   50.00  November   61.56  November   78.44
December    21.38  December   33.88  December   44.19  December   50.25  December   56.88

      The closing price on       , 2000 was   .

                         AXA FINANCIAL, INC. (AXA)

      AXA Financial, Inc. is a financial services company that focuses on insurance and asset management. AXA provides life, property and casualty insurance and reinsurance. AXA's primary operations are in western Europe, North America and the Asia-Pacific region. AXA is engaged in investment banking in the United States. American depositary receipts evidencing American depositary shares of AXA are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of AXA also trade on the Paris Stock Exchange and the London International Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January       *    January      *    January    33.50  January    41.19  January    73.00  January    64.81
February      *    February     *    February   33.63  February   48.38  February   66.50  February   62.94
March         *    March        *    March      32.75  March      51.75  March      66.25  March      71.69
April         *    April        *    April      31.00  April      58.13  April      63.94  April      76.75
May           *    May          *    May        31.63  May        57.38  May        58.50  May        73.25
June          *    June       27.13  June       31.63  June       56.81  June       62.31  June       79.56
July          *    July       27.13  July       32.88  July       67.44  July       59.06  July       75.75
August        *    August     28.38  August     31.94  August     54.31  August     62.63  August     70.31
September     *    September  29.75  September  33.94  September  44.50  September  63.81  September  64.69
October       *    October    31.13  October    34.31  October    56.88  October    69.75  October    66.44
November      *    November   30.38  November   35.75  November   64.13  November   66.81  November   70.00
December      *    December   31.50  December   39.00  December   72.25  December   71.00

      The closing price on       , 2000 was   .

                     BOOKHAM TECHNOLOGY P.L.C. (BKHM)

      Bookham Technology p.l.c. provides integrated optical circuits and modules to telecommunications and network systems. Bookham designs, manufactures and markets components based on silicon chips that generate, detect, route and control light signals in fiber-optic telecommunication networks. American depositary receipts evidencing American depositary shares of Bookham are included in the Europe 2001 HOLDRS and are traded through Nasdaq NMS. Shares of Bookham also trade on the London International Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January       *    January      *    January      *    January      *    January      *    January      *
February      *    February     *    February     *    February     *    February     *    February     *
March         *    March        *    March        *    March        *    March        *    March        *
April         *    April        *    April        *    April        *    April        *    April      52.00
May           *    May          *    May          *    May          *    May          *    May        48.69
June          *    June         *    June         *    June         *    June         *    June       59.25
July          *    July         *    July         *    July         *    July         *    July       62.75
August        *    August       *    August       *    August       *    August       *    August     61.75
September     *    September    *    September    *    September    *    September    *    September  42.88
October       *    October      *    October      *    October      *    October      *    October    33.69
November      *    November     *    November     *    November     *    November     *    November   12.44
December      *    December     *    December     *    December     *    December     *

      The closing price on       , 2000 was   .

                           BP AMOCO P.L.C. (BP)

      BP Amoco p.l.c. develops and markets oil and petroleum products throughout the world and is involved in exploration, oil field development and the manufacture of petroleum-based chemical products. BP Amoco's main businesses include oil and natural gas exploration, pipeline transportation, gas processing and gas marketing, oil supply and trading, refining and marketing and petrochemical manufacturing and marketing. American depositary receipts evidencing American depositary shares of BP Amoco are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of BP Amoco also trade on the London International Stock Exchange and on the French, German, Swiss and Japanese Stock Exchanges.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     19.41  January    24.41  January    35.41  January    40.16  January    40.56  January    53.75
February    19.13  February   25.09  February   33.09  February   41.34  February   42.50  February   47.06
March       20.94  March      26.56  March      34.31  March      43.03  March      50.50  March      53.25
April       21.53  April      27.31  April      34.41  April      47.25  April      56.59  April      51.00
May         21.34  May        26.34  May        36.22  May        44.22  May        53.59  May        54.56
June        21.41  June       26.72  June       37.44  June       44.13  June       54.25  June       56.56
July        22.69  July       27.47  July       41.22  July       40.13  July       57.94  July       52.31
August      22.53  August     29.44  August     42.31  August     36.56  August     55.92  August     55.25
September   22.47  September  31.25  September  45.41  September  43.59  September  55.41  September  53.00
October     22.06  October    32.16  October    43.88  October    44.25  October    57.75  October    50.94
November    23.91  November   34.63  November   41.50  November   46.06  November   60.94  November   47.44
December    25.53  December   35.34  December   39.84  December   45.38  December   59.31

      The closing price on       , 2000 was   .

                       BUSINESS OBJECTS S.A. (BOBJ)

      Business Objects S.A. develops, markets and supports electronic commerce software and services for client-server environments, intranets, extranets and the Internet. Business Objects' software allows users to access, analyze and share data in various business environments. American depositary receipts evidencing American depositary shares of Business Objects are included in the Europe 2001 HOLDRS and are traded through Nasdaq NMS. Shares of Business Objects also trade on the Paris Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January      7.56  January    11.50  January    7.19   January     4.78  January    17.25  January    67.31
February     7.53  February   18.69  February   5.84   February    7.06  February   18.13  February  114.88
March        7.88  March      21.25  March      4.88   March       7.56  March      14.84  March      99.50
April        7.94  April      21.63  April      4.50   April       9.44  April      11.72  April      97.88
May          7.69  May        23.25  May        4.81   May         8.45  May        14.38  May        80.00
June         8.25  June       20.13  June       4.88   June        8.44  June       18.25  June       88.13
July         9.09  July        9.63  July       3.38   July        7.44  July       22.56  July       94.50
August       9.00  August      8.88  August     3.94   August      4.44  August     22.31  August    114.50
September   10.66  September   9.63  September  5.06   September   6.25  September  29.50  September 113.06
October     10.81  October     7.44  October    6.31   October     8.41  October    36.00  October    78.80
November    12.19  November    6.63  November   5.44   November    9.50  November   44.25  November   61.88
December    12.09  December    6.75  December   5.19   December   16.25  December   66.81

      The closing price on       , 2000 was   .

                       CABLE & WIRELESS P.L.C. (CWP)

      Cable & Wireless p.l.c. provides integrated communications and a global carrier of communications traffic, including Internet, data, voice and video communications. Cable & Wireless also offers broadband data, cable television and fixed and mobile voice services. Cable & Wireless primarily operates in North America, Europe and the Asia-Pacific region. American depositary receipts evidencing American depositary shares of Cable & Wireless are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Cable & Wireless also trade on The London International Stock Exchange and on the Frankfurt Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     17.50  January    20.25  January    22.50  January    29.06  January    43.25  January    63.25
February    18.00  February   20.25  February   24.25  February   33.25  February   40.56  February   64.63
March       18.88  March      24.25  March      23.75  March      37.75  March      36.94  March      56.00
April       19.38  April      23.38  April      23.13  April      35.13  April      42.13  April      49.38
May         20.50  May        20.63  May        25.13  May        34.69  May        38.25  May        49.63
June        20.50  June       19.75  June       27.94  June       36.88  June       39.63  June       50.06
July        20.13  July       18.88  July       30.06  July       38.88  July       36.00  July       52.56
August      19.63  August     19.75  August     26.63  August     28.38  August     34.63  August     55.25
September   19.75  September  20.88  September  25.88  September  27.13  September  33.13  September  42.56
October     19.38  October    23.75  October    24.50  October    33.63  October    34.88  October    43.06
November    20.63  November   24.13  November   26.94  November   37.75  November   39.75  November   37.00
December    21.13  December   24.63  December   27.19  December   36.75  December   52.94

      The closing price on       , 2000 was   .

                         DAIMLERCHRYSLER AG (DCX)

      DaimlerChrysler AG develops, manufactures and markets passenger cars, commercial vehicles, rail systems, automotive electronics and diesel engines. DaimlerChrysler also offers financial and information technology services. Global shares of DaimlerChrysler, included in the Europe 2001 HOLDRS, trade on the New York Stock Exchange. Shares of DaimlerChrysler also trade on the Frankfurt, Berlin, Bremen, Dusseldorf, Hamburg, Hanover, Munich, Stuttgart, Chicago, Pacific, Philadelphia, Montreal, Paris, Tokyo, Toronto and Swiss Stock Exchanges.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     45.65  January    55.10  January    71.89  January    69.59  January   103.63  January    65.81
February    48.26  February   54.97  February   72.14  February   80.72  February   93.94  February   67.75
March       44.53  March      53.85  March      76.86  March      92.41  March      85.81  March      65.44
April       45.89  April      54.35  April      74.00  April     100.50  April      98.19  April      57.56
May         48.38  May        54.23  May        78.85  May        98.38  May        87.44  May        53.94
June        45.89  June       53.61  June       81.09  June       96.83  June       89.00  June       52.06
July        48.38  July       53.73  July       83.27  July      100.99  July       72.13  July       52.69
August      49.25  August     54.23  August     74.38  August     84.58  August     75.19  August     52.06
September   49.38  September  54.97  September  81.71  September  81.53  September  69.44  September  44.39
October     48.01  October    58.95  October    68.10  October    78.42  October    77.75  October    45.90
November    49.25  November   65.30  November   70.27  November   91.50  November   68.13  November   38.44
December    50.62  December   68.16  December   71.89  December   96.06  December   78.00

      The closing price on       , 2000 was   .

                         DEUTSCHE TELEKOM AG (DT)

      Deutsche Telekom AG is a full-service telecommunications company that provides public fixed-line voice telephony, mobile communications and cable television and radio programming primarily in Germany and in parts of Europe. Deutsche Telekom also offers some of these services outside of Europe. Deutsche Telekom operates T-Online, an Internet service provider in Europe, and also provides leased lines, text and data services, corporate network services and telephone directory assistance. American depositary receipts evidencing American depositary shares of Deutsche Telekom are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Deutsche Telekom also trade on the Frankfurt, Berlin, Bremen, Dusseldorf, Hamburg, Hanover, Munich, Stuttgart, and Tokyo stock exchanges.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January       *    January      *    January    18.63  January    17.50  January    45.25  January    69.63
February      *    February     *    February   19.38  February   20.00  February   45.63  February   84.31
March         *    March        *    March      21.88  March      22.06  March      40.44  March      80.25
April         *    April        *    April      21.50  April      26.31  April      38.75  April      67.50
May           *    May          *    May        22.75  May        27.25  May        39.56  May        61.75
June          *    June         *    June       24.13  June       27.50  June       42.25  June       56.75
July          *    July         *    July       23.38  July       29.56  July       40.44  July       43.50
August        *    August       *    August     20.06  August     24.00  August     44.38  August     38.94
September     *    September    *    September  19.06  September  29.44  September  41.81  September  34.25
October       *    October      *    October    19.44  October    27.25  October    46.00  October    38.19
November      *    November   21.38  November   20.44  November   28.31  November   56.88  November   32.31
December      *    December   20.38  December   18.63  December   32.75  December   71.00

      The closing price on       , 2000 was   .

                            DIAGEO P.L.C. (DEO)

      Diageo p.l.c. develops, markets and distributes a wide range of consumer goods, including spirits, wine and beer, food products through a variety of brands, including Smirnoff, Guinness, Pillsbury, Haagen-Dazs and Burger King, and quick service restaurants. American depositary receipts evidencing American depositary shares of Diageo are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Diageo also trade on the London International Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     23.50  January    26.88  January    30.13  January    36.44  January    45.06  January    30.19
February    24.50  February   27.00  February   30.00  February   41.56  February   45.25  February   30.81
March       25.75  March      26.25  March      31.88  March      48.56  March      45.75  March      30.13
April       25.88  April      26.63  April      34.25  April      48.06  April      46.25  April      34.00
May         25.25  May        26.88  May        37.38  May        45.25  May        43.00  May        34.56
June        25.00  June       26.75  June       39.19  June       48.00  June       43.00  June       35.56
July        24.25  July       27.25  July       40.00  July       48.38  July       41.00  July       34.81
August      25.75  August     29.00  August     36.38  August     37.81  August     41.44  August     34.44
September   28.00  September  30.50  September  39.00  September  36.25  September  41.44  September  35.31
October     27.50  October    30.63  October    37.38  October    43.94  October    40.63  October    37.63
November    27.13  November   31.88  November   37.25  November   45.69  November   36.81  November   41.75
December    28.75  December   31.63  December   37.88  December   46.25  December   32.00

      The closing price on       , 2000 was   .

                      ELAN CORPORATION, P.L.C. (ELN)

      Elan Corporation, p.l.c. is a pharmaceutical company focused on the discovery, development and marketing of therapeutic products and services in neurology, acute care and pain management and on the development and commercialization of products using its drug delivery technologies. Elan's drug delivery technologies are designed to improve and control the absorption and utilization of active pharmaceutical compounds. American depositary receipts evidencing American depositary shares of Elan are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Elan also trade on the London International Stock Exchange and Dublin Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January      8.81  January    14.50  January    19.25  January    25.97  January    33.75  January    30.06
February     8.81  February   14.53  February   17.31  February   31.03  February   38.34  February   40.75
March        9.31  March      16.06  March      17.06  March      32.31  March      34.88  March      47.50
April        8.84  April      16.47  April      17.00  April      31.06  April      25.81  April      43.50
May          8.72  May        15.69  May        20.38  May        30.59  May        27.03  May        39.81
June        10.22  June       14.31  June       22.63  June       32.16  June       27.75  June       48.44
July        10.56  July       14.69  July       23.75  July       36.00  July       29.06  July       53.44
August       9.81  August     15.69  August     22.75  August     29.47  August     32.06  August     58.31
September   10.25  September  14.94  September  25.03  September  36.03  September  33.56  September  54.75
October     10.03  October    13.88  October    24.94  October    35.03  October    25.75  October    51.94
November    12.03  November   14.88  November   26.38  November   34.06  November   27.31  November   53.94
December    12.16  December   16.63  December   25.59  December   34.97  December   29.50

      The closing price on       , 2000 was   .

                   LM ERICSSON TELEPHONE COMPANY (ERICY)

      LM Ericsson Telephone Company is an international manufacturer of advanced systems and products for wireline and wireless communications. Ericsson's range of telecommunication and data communication products includes systems and services for handling voice, data, images and text in public and private wireline and wireless communications networks, power equipment and defense system electronics and telecommunications. American depositary receipts evidencing American depositary shares of Ericsson are included in the Europe 2001 HOLDRS and are traded through Nasdaq NMS. Shares of Ericsson also trade on the Stockholm Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     1.68   January    2.58   January    4.21   January    4.83   January     6.97  January    18.64
February    1.78   February   2.75   February   3.94   February   5.66   February    6.50  February   24.00
March       1.93   March      2.67   March      4.23   March      5.95   March       5.95  March      23.45
April       2.10   April      2.55   April      4.20   April      6.43   April       6.75  April      22.11
May         2.29   May        2.88   May        4.45   May        6.97   May         6.73  May        20.50
June        2.50   June       2.69   June       4.92   June       7.16   June        8.23  June       20.00
July        2.33   July       2.54   July       5.66   July       6.92   July        8.02  July       19.63
August      2.67   August     2.88   August     5.21   August     5.36   August      8.14  August     20.50
September   3.06   September  3.17   September  5.99   September  4.59   September   7.81  September  14.81
October     2.67   October    3.45   October    5.53   October    5.66   October    10.69  October    13.88
November    2.97   November   3.86   November   5.05   November   6.91   November   12.05  November   11.38
December    2.44   December   3.77   December   4.66   December   5.98   December   16.42

      The closing price on       , 2000 was   .

                        GLAXO WELLCOME P.L.C. (GLX)

      GlaxoWellcome p.l.c. is an international pharmaceutical company that develops, manufactures and markets prescription and non-prescription medicines. GlaxoWellcome's products are grouped into the therapeutic areas of respiratory, bacterial infections, viral infections, neurology and psychiatry, gastrointestinal, cancer, cardiovascular, dermatologicals and anesthesia. On January 17, 2000, GlaxoWellcome announced that it had entered into a merger agreement with SmithKline Beecham p.l.c. This transaction is subject to regulatory approval and customary closing conditions. American depositary receipts evidencing American depositary shares of Glaxo Wellcome are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Glaxo Wellcome also trade on the London International Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     19.63  January    29.13  January    31.88  January    53.81  January    67.88  January    52.75
February    20.00  February   27.38  February   33.88  February   54.31  February   64.06  February   48.75
March       22.88  March      25.00  March      35.38  March      54.13  March      66.94  March      57.31
April       23.63  April      24.25  April      39.38  April      56.56  April      58.00  April      62.81
May         23.13  May        26.13  May        40.25  May        53.94  May        56.25  May        56.31
June        24.38  June       26.75  June       41.81  June       59.81  June       56.63  June       57.81
July        23.88  July       27.75  July       42.50  July       60.81  July       52.19  July       57.13
August      23.75  August     28.50  August     39.94  August     55.38  August     52.94  August     57.56
September   24.13  September  31.13  September  44.94  September  57.13  September  52.00  September  60.44
October     27.00  October    31.50  October    42.58  October    62.25  October    59.88  October    58.19
November    26.63  November   32.88  November   45.69  November   63.50  November   59.44  November   57.31
December    28.13  December   31.75  December   47.88  December   69.50  December   55.88

      The closing price on       , 2000 was   .

                      INFINEON TECHNOLOGIES AG (IFX)

      Infineon Technologies AG designs, develops, manufactures and markets a broad range of semiconductors and complete system solutions for the automotive and industrial electronics industries. Infineon produces chips for wireless communications, security and chip card applications and communications and multimedia chips and memory components. American depositary receipts evidencing American depositary shares of Infineon are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Infineon also trade on the Frankfurt Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January       *    January      *    January      *    January      *    January      *    January      *
February      *    February     *    February     *    February     *    February     *    February     *
March         *    March        *    March        *    March        *    March        *    March      57.50
April         *    April        *    April        *    April        *    April        *    April      67.88
May           *    May          *    May          *    May          *    May          *    May        62.88
June          *    June         *    June         *    June         *    June         *    June       79.25
July          *    July         *    July         *    July         *    July         *    July       68.00
August        *    August       *    August       *    August       *    August       *    August     65.94
September     *    September    *    September    *    September    *    September    *    September  47.50
October       *    October      *    October      *    October      *    October      *    October    42.88
November      *    November     *    November     *    November     *    November     *    November   38.38
December      *    December     *    December     *    December     *    December     *

      The closing price on       , 2000 was   .

                           ING GROEP N.V. (ING)

      ING Groep N.V. provides a range of insurance services, retail, commercial and investment banking services, asset management services and other related products and services. American depositary receipts evidencing American depositary shares of ING are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of ING also trade on the Amsterdam, Brussels, Frankfurt, Paris and Swiss Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     18.76  January    26.04  January    37.70  January    45.63  January    59.19  January    51.06
February    19.50  February   26.57  February   38.71  February   53.19  February   55.94  February   51.56
March       19.90  March      29.05  March      39.40  March      56.94  March      54.94  March      55.00
April       21.12  April      30.84  April      39.27  April      67.25  April      61.38  April      54.94
May         21.66  May        32.86  May        44.25  May        68.25  May        53.63  May        60.31
June        22.11  June       29.82  June       46.38  June       65.38  June       55.00  June       67.50
July        23.10  July       30.67  July       49.19  July       74.88  July       50.88  July       67.25
August      22.23  August     31.21  August     44.06  August     54.50  August     54.88  August     67.44
September   23.33  September  31.21  September  45.94  September  43.88  September  54.75  September  65.88
October     23.82  October    31.19  October    41.63  October    49.38  October    59.13  October    69.19
November    26.21  November   35.02  November   40.75  November   56.38  November   56.50  November   71.75
December    26.75  December   35.96  December   42.31  December   62.19  December   61.00

      The closing price on       , 2000 was   .

                      IONA TECHNOLOGIES P.L.C. (IONA)

      IONA Technologies p.l.c. provides software products that create enterprise portals or singular points of access on the Web. IONA's products enable companies to develop, integrate and manage network based applications. IONA also provides consulting, training and technical support. American depositary receipts evidencing American depositary shares of IONA are included in the Europe 2001 HOLDRS and are traded through the Nasdaq NMS. Shares of IONA also trade on the Irish Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January       *    January      *    January      *    January    18.50  January    44.75  January    47.50
February      *    February     *    February   20.13  February   29.50  February   38.00  February   84.75
March         *    March        *    March      18.00  March      31.63  March      30.38  March      74.00
April         *    April        *    April      14.50  April      31.13  April      17.00  April      56.81
May           *    May          *    May        17.25  May        30.75  May        16.44  May        43.69
June          *    June         *    June       19.75  June       35.50  June       15.88  June       63.00
July          *    July         *    July       20.06  July       30.13  July       15.63  July       70.25
August        *    August       *    August     17.25  August     19.75  August     12.75  August     83.31
September     *    September    *    September  13.88  September  18.75  September  12.88  September  69.50
October       *    October      *    October    15.81  October    26.50  October    21.38  October    65.75
November      *    November     *    November   19.94  November   27.13  November   34.00  November   52.94
December      *    December     *    December   20.50  December   38.00  December   54.50

      The closing price on       , 2000 was   .

                           JAZZTEL P.L.C. (JAZZ)

      Jazztel p.l.c. is a telecommunications and Internet service provider in Spain and Portugal that focuses on small and medium-sized businesses. Jazztel is currently constructing a fiber-optic telecommunications network that it believes will be the first competitive local exchange carrier in Spain and Portugal. American depositary receipts evidencing American depositary shares of Jazztel are included in the Europe 2001 HOLDRS and are traded through Nasdaq NMS. Shares of Jazztel also trade through the European Association of Securities Dealers Automated Quotation System and on the Madrid Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January       *    January      *    January      *    January      *    January      *    January    65.38
February      *    February     *    February     *    February     *    February     *    February  117.75
March         *    March        *    March        *    March        *    March        *    March      80.94
April         *    April        *    April        *    April        *    April        *    April      52.00
May           *    May          *    May          *    May          *    May          *    May        39.06
June          *    June         *    June         *    June         *    June         *    June       26.25
July          *    July         *    July         *    July         *    July         *    July       29.50
August        *    August       *    August       *    August       *    August       *    August     30.88
September     *    September    *    September    *    September    *    September    *    September  22.50
October       *    October      *    October      *    October      *    October      *    October    17.69
November      *    November     *    November     *    November     *    November     *    November   11.00
December      *    December     *    December     *    December     *    December   65.13

      The closing price on       , 2000 was   .

                KONINKLIJKE PHILIPS ELECTRONICS N.V. (PHG)

      Koninklijke Philips Electronics N.V. develops, manufactures and markets products and services in the areas of lighting, consumer electronics and communications, domestic appliances and personal care, semiconductors, medical systems, business electronics and information technology. The transaction is subject to customary regulatory approvals and other closing conditions. New York registered shares of Philips Electronics, included in the Europe 2001 HOLDRS, trade on the New York Stock Exchange. Shares of Philips also trade on the London International Stock Exchange and on the Amsterdam, Paris, Zurich, Geneva, Basel, Frankfurt, Luxembourg, Brussels, Vienna and Antwerp Stock Exchanges.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January      8.82  January    11.24  January    11.21  January    18.66  January    20.40  January    38.08
February     9.21  February   11.59  February   12.61  February   21.82  February   19.51  February   49.35
March        9.56  March      10.19  March      12.43  March      20.57  March      23.09  March      44.15
April       10.79  April      10.05  April      14.99  April      25.25  April      23.85  April      46.00
May         11.24  May         9.84  May        15.69  May        26.65  May        24.13  May        45.55
June        11.98  June        9.14  June       20.14  June       23.78  June       26.00  June       48.97
July        13.80  July        9.28  July       22.92  July       22.88  July       26.06  July       46.33
August      12.61  August      9.49  August     20.07  August     16.79  August     26.50  August     49.31
September   13.66  September  10.05  September  23.53  September  14.95  September  26.03  September  42.50
October     10.82  October     9.88  October    21.96  October    15.48  October    26.79  October    39.94
November    10.96  November   11.38  November   18.77  November   17.74  November   30.80  November   32.81
December    10.05  December   11.21  December   16.95  December   18.96  December   34.79

      The closing price on       , 2000 was   .

                           KPNQWEST N.V. (KQIP)

      KPNQwest N.V. is a facilities-based, European Internet service provider. KPNQwest is currently deploying fiber-optic network connecting 50 cities throughout Europe, and provides a full portfolio of Internet protocol based services. New York registered shares of KPNQwest, included in the Europe 2001 HOLDRS, trade on the Nasdaq NMS. Shares of KPNQwest also trade on Amsterdam Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January       *    January      *    January      *    January      *    January      *    January    63.63
February      *    February     *    February     *    February     *    February     *    February   72.50
March         *    March        *    March        *    March        *    March        *    March      54.25
April         *    April        *    April        *    April        *    April        *    April      40.25
May           *    May          *    May          *    May          *    May          *    May        34.75
June          *    June         *    June         *    June         *    June         *    June       39.63
July          *    July         *    July         *    July         *    July         *    July       33.50
August        *    August       *    August       *    August       *    August       *    August     33.19
September     *    September    *    September    *    September    *    September    *    September  29.00
October       *    October      *    October      *    October      *    October      *    October    24.63
November      *    November     *    November     *    November     *    November   38.25  November   18.63
December      *    December     *    December     *    December     *    December   63.75

      The closing price on       , 2000 was   .

                MILLICOM INTERNATIONAL CELLULAR S.A. (MICC)

      Millicom International Cellular S.A. is involved in the telecommunications sector through investments in cellular telephone service operations, primarily in emerging markets. Millicom also offers broadband communications, fixed and mobile telephony, data network and Internet services. American depositary receipts evidencing New York registered shares of Millicom, included in the Europe 2001 HOLDRS, are traded through Nasdaq NMS. Shares of Millicom also trade on the Luxembourg Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     26.00  January    39.00  January    36.75  January    37.75  January    35.00  January    71.38
February    27.25  February   37.88  February   38.50  February   44.13  February   26.75  February   71.00
March       26.50  March      43.25  March      41.38  March      44.00  March      26.00  March      57.06
April       24.88  April      47.25  April      45.50  April      39.13  April      34.50  April      53.50
May         24.88  May        48.13  May        45.38  May        38.88  May        36.00  May        42.50
June        29.63  June       47.63  June       47.75  June       43.75  June       31.50  June       35.00
July        29.50  July       38.75  July       56.50  July       46.75  July       30.63  July       44.13
August      29.50  August     39.75  August     51.00  August     31.13  August     25.38  August     44.19
September   32.13  September  40.38  September  52.25  September  24.63  September  28.44  September  35.56
October     33.00  October    39.75  October    42.00  October    33.38  October    33.75  October    30.75
November    30.50  November   37.88  November   37.25  November   33.38  November   47.00  November   22.50
December    30.50  December   32.13  December   37.63  December   34.88  December   62.38

      The closing price on       , 2000 was   .

                             NOKIA CORP. (NOK)

      Nokia Corp. is a leading manufacturer of wireless telephones and a supplier of wireless and wireline network products and services to telecommunications operators and Internet service providers. Nokia telecommunication products include wireless telephones using major digital and analog standards and network access, switching and management systems. Nokia also develops and markets digital satellite, cable and land-based television receivers for broadcast and multimedia applications. American depositary receipts evidencing American depositary shares of Nokia are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Nokia also trade on the Helsinki, Frankfurt, Paris, Stockholm and London Stock Exchanges.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     2.29   January    2.34   January    4.19   January     4.75  January    18.02  January    46.00
February    2.35   February   2.18   February   3.66   February    6.30  February   16.95  February   50.88
March       2.30   March      2.14   March      3.64   March       6.75  March      19.47  March      55.50
April       2.56   April      2.28   April      4.04   April       8.36  April      18.55  April      57.25
May         2.91   May        2.72   May        4.13   May         8.12  May        17.81  May        52.00
June        3.74   June       2.31   June       4.61   June        9.09  June       22.89  June       49.94
July        4.13   July       2.20   July       5.35   July       10.91  July       21.27  July       44.31
August      4.33   August     2.64   August     4.84   August      8.35  August     20.91  August     44.94
September   4.36   September  2.77   September  5.86   September   9.78  September  22.47  September  39.81
October     3.48   October    2.90   October    5.52   October    11.63  October    28.89  October    42.75
November    3.39   November   3.51   November   5.20   November   12.25  November   34.50  November   42.75
December    2.44   December   3.60   December   4.34   December   15.05  December   47.77

      The closing price on       , 2000 was   .

                             NOVARTIS AG (NVS)

      Novartis AG is a pharmaceutical company that is primarily involved in healthcare, agriculture and nutrition. Novartis develops and sells prescription medicines and offers over-the-counter medicines such as Maalox and Thera Flu and also offers the CIBA Vision brand of contact lenses and related products. Novartis also develops products for sustainable agriculture and provides pharmaceuticals for animal health. American depositary receipts evidencing American depositary shares of Novartis are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Prior to listing on the New York Stock Exchange on May 11, 2000, Novartis' American depositary receipts were traded in the United States in the over-the-counter market. Shares of Novartis also trade on the Swiss Stock Exchange and the London International Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January        *   January      *    January    28.62  January    42.86  January    46.78  January    30.86
February       *   February     *    February   28.58  February   45.60  February   43.86  February   31.83
March          *   March        *    March      30.99  March      44.24  March      40.55  March      34.19
April          *   April        *    April      32.95  April      41.34  April      36.67  April      35.01
May            *   May          *    May        33.93  May        42.40  May        36.36  May        36.88
June           *   June         *    June       40.02  June       41.60  June       36.51  June       40.00
July           *   July         *    July       40.13  July       42.17  July       36.07  July       38.56
August         *   August       *    August     35.51  August     38.87  August     35.97  August     37.81
September      *   September    *    September  38.39  September  40.07  September  37.09  September  38.69
October        *   October      *    October    39.26  October    45.05  October    37.41  October    38.38
November       *   November     *    November   39.95  November   47.07  November   38.96  November   40.56
December       *   December   28.54  December   40.62  December   49.15  December   36.51

      The closing price on       , 2000 was   .

                            QIAGEN N.V. (QGENF)

      QIAGEN N.V. produces and distributes biotechnology products for the separation, purification and handling of nucleic acids, which are used in drug screening and the development of genetic vaccinations. QIAGEN's products are sold to academic research markets and to leading pharmaceutical and biotechnology companies. QIAGEN also assembles and distributes robotic equipment to be used with their products. New York registered shares of QIAGEN, included in the Europe 2001 HOLDRS, are traded through the Nasdaq NMS. Shares of QIAGEN also trade on the Frankfurt Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January        *   January      *    January    3.14   January    5.63   January     8.61  January    24.72
February       *   February     *    February   3.22   February   5.96   February    9.05  February   43.63
March          *   March        *    March      4.16   March      8.34   March       8.52  March      34.00
April          *   April        *    April      4.34   April      8.17   April       9.16  April      36.28
May            *   May          *    May        4.88   May        7.69   May         8.77  May        38.09
June           *   June       1.89   June       6.02   June       7.88   June        8.50  June       43.50
July           *   July       2.80   July       6.75   July       8.06   July        9.00  July       49.75
August         *   August     2.98   August     5.97   August     6.22   August     10.94  August     47.75
September      *   September  3.69   September  5.81   September  6.81   September  10.66  September  47.13
October        *   October    3.42   October    5.70   October    7.59   October    13.34  October    43.13
November       *   November   3.33   November   5.61   November   7.63   November   16.75  November   34.56
December       *   December   3.22   December   5.58   December   7.53   December   18.88

      The closing price on       , 2000 was   .

                          REPSOL YPF, S.A. (REP)

      Repsol YPF, S.A. is involved in a variety of aspects of the petroleum business, including exploration, development and production of crude oil and natural gas and the transportation, refining and petrochemicals and derivatives. American depositary receipts evidencing American depositary shares of Repsol are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Repsol also trade on the Madrid Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January      9.33  January    11.63  January    13.21  January    14.23  January    18.10  January    19.00
February     9.54  February   12.08  February   12.67  February   14.83  February   17.50  February   19.13
March        9.67  March      12.46  March      13.58  March      16.96  March      17.08  March      21.31
April       10.67  April      12.33  April      13.96  April      18.23  April      16.50  April      20.63
May         10.83  May        11.29  May        14.04  May        18.25  May        18.00  May        21.06
June        10.54  June       11.58  June       14.15  June       18.33  June       20.31  June       19.81
July        11.13  July       11.13  July       13.38  July       17.90  July       20.69  July       18.88
August      10.54  August     10.88  August     13.13  August     14.65  August     20.88  August     19.81
September   10.54  September  11.04  September  14.46  September  14.06  September  19.94  September  18.31
October      9.88  October    10.88  October    14.17  October    16.67  October    20.50  October    15.94
November    10.54  November   12.21  November   14.38  November   18.71  November   21.75  November   16.38
December    10.96  December   12.71  December   14.19  December   18.21  December   23.25

      The closing price on       , 2000 was   .

                    ROYAL DUTCH PETROLEUM COMPANY (RD)

      Royal Dutch Petroleum Company is a holding company which owns 60% of the companies comprising the Royal Dutch/Shell group of companies. The Royal Dutch/Shell group of companies was formed out of an alliance between Royal Dutch Petroleum and The "Shell" Transport and Trading Company, p.l.c. The companies primarily engage in the development and distribution of oil and natural gas and related products and services. The companies also have investments in chemicals, coal, solar energy and power generation businesses. Royal Dutch Petroleum together with The "Shell" Transport and Trading Company, p.l.c. owns 100% of the outstanding shares of the companies included in the Royal Dutch/Shell group of companies. New York registered shares of Royal Dutch Petroleum, included in the Europe 2001 HOLDRS, are traded on the New York Stock Exchange. Shares of Royal Dutch Petroleum also trade on the London International Stock Exchange and on the Brussels, Frankfurt, Geneva, Basel, Vienna, Paris, Luxembourg, and Zurich Stock Exchanges.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     27.97  January    34.75  January    43.34  January    51.25  January    40.06  January    55.06
February    28.03  February   34.44  February   43.25  February   54.31  February   43.88  February   52.75
March       30.00  March      35.31  March      43.75  March      56.81  March      52.00  March      57.81
April       31.00  April      35.78  April      45.06  April      56.50  April      58.69  April      57.38
May         31.69  May        37.48  May        48.81  May        56.13  May        56.56  May        62.44
June        30.47  June       38.44  June       54.38  June       54.81  June       60.25  June       61.56
July        31.75  July       37.72  July       55.94  July       51.00  July       61.00  July       58.25
August      29.81  August     37.34  August     50.75  August     40.00  August     61.88  August     61.19
September   30.69  September  39.03  September  55.50  September  47.63  September  59.06  September  59.94
October     30.72  October    41.34  October    52.69  October    49.31  October    59.94  October    59.38
November    32.09  November   42.47  November   52.69  November   46.94  November   58.00  November   59.69
December    35.28  December   42.69  December   54.19  December   47.88  December   60.56

      The closing price on       , 2000 was   .

                      RYANAIR HOLDINGS P.L.C. (RYAAY)

      Ryanair Holdings p.l.c. operates a passenger airline serving routes primarily between Ireland and the United Kingdom. Ryanair currently offers scheduled flights per day serving locations in England, Ireland, Scotland, Wales and continental Europe. It also provides related services to its customers, including charter flights and cargo services. American depositary receipts evidencing American depositary shares of Ryanair are included in the Europe 2001 HOLDRS and are traded through Nasdaq NMS. Shares of Ryanair also trade on the Irish Stock Exchange and London International Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January        *   January       *   January      *    January    12.38  January    17.13  January    34.06
February       *   February      *   February     *    February   18.50  February   18.94  February   34.00
March          *   March         *   March        *    March      18.50  March      20.38  March      45.88
April          *   April         *   April        *    April      19.19  April      22.38  April      40.75
May            *   May           *   May        12.38  May        17.56  May        22.00  May        40.50
June           *   June          *   June       13.56  June       17.81  June       26.50  June       36.50
July           *   July          *   July       14.13  July       19.50  July       26.00  July       42.13
August         *   August        *   August     13.75  August     14.75  August     22.94  August     36.75
September      *   September     *   September  15.02  September  17.13  September  22.94  September  38.50
October        *   October       *   October    12.50  October    14.69  October    20.63  October    40.31
November       *   November      *   November   13.38  November   13.63  November   24.94  November   48.50
December       *   December      *   December   12.56  December   18.88  December   27.56

      The closing price on       , 2000 was   .

                               SAP AG (SAP)

      SAP AG develops and markets software that integrates the way businesses interact internally and with third parties. SAP software enables companies of all sizes and industries to fully interact with their employees, customers and partners. Specifically, SAP software is designed to optimize supply chains, manage strategic relationships, reduce time to market and share information. SAP's preference shares, which are included in the Europe 2001 HOLDRS, are listed on the New York Stock Exchange through American depositary receipts and also trade on the Frankfurt Stock Exchange and the Swiss Stock Exchange. SAP preference shares have limited voting rights and holders of the preference shares may vote only on matters affecting their rights in the preference shares.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January       *    January    12.73  January    12.51  January    30.24  January    33.94  January    65.19
February      *    February   13.08  February   12.85  February   34.31  February   32.00  February   71.31
March         *    March      11.99  March      14.27  March      35.41  March      26.31  March      59.75
April         *    April      11.04  April      15.33  April      41.52  April      31.38  April      49.13
May           *    May        11.64  May        15.18  May        46.23  May        33.56  May        42.88
June          *    June       12.34  June       17.29  June       56.50  June       34.63  June       46.94
July          *    July       11.90  July       20.21  July       61.37  July       31.69  July       55.75
August        *    August     13.67  August     19.10  August     41.88  August     33.00  August     64.19
September     *    September  14.00  September  22.25  September  38.94  September  37.75  September  61.50
October     12.77  October    11.21  October    24.84  October    42.06  October    36.56  October    51.00
November    13.15  November   11.45  November   25.63  November   42.31  November   33.56  November   33.25
December    12.62  December   11.61  December   27.25  December   36.06  December   52.06

      The closing price on       , 2000 was   .

                        SCOTTISH POWER P.L.C. (SPI)

      Scottish Power is involved in the generation, transmission and distribution of electricity to residential, commercial and industrial customers in the United Kingdom and the northwest United States. In addition, Scottish Power provides gas supply services, water and wastewater services and telecommunications services. American depositary receipts evidencing American depositary shares of Scottish Power are included in the Europe 2001 HOLDRS and are traded through Nasdaq NMS. Shares of Scottish Power also trade on the London International Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     20.83  January    22.97  January    24.01  January    35.00  January    42.25  January    27.69
February    20.73  February   22.41  February   22.91  February   34.38  February   37.56  February   30.06
March       20.91  March      21.10  March      23.22  March      37.94  March      35.19  March      31.69
April       21.76  April      22.36  April      24.21  April      36.50  April      33.50  April      31.94
May         21.22  May        19.71  May        25.13  May        36.50  May        35.38  May        32.06
June        20.62  June       18.89  June       26.03  June       35.25  June       35.00  June       33.44
July        20.13  July       19.62  July       28.23  July       38.75  July       33.63  July       33.13
August      21.10  August     19.16  August     28.22  August     39.13  August     36.81  August     30.13
September   22.28  September  19.10  September  31.00  September  39.75  September  36.31  September  30.06
October     22.03  October    20.49  October    30.75  October    40.00  October    36.81  October    30.19
November    23.00  November   22.72  November   33.00  November   42.88  November   34.94  November   29.38
December    22.98  December   24.10  December   35.63  December   41.31  December   28.00

      The closing price on       , 2000 was   .

                             SERONO S.A. (SRA)

      Serono S.A. is a biotechnology company that focuses on research and development and manufacturing and marketing of drugs in the reproductive health, neurology, metabolism and growth areas. The company operates globally and has entered into exclusive agreements with biotechnology companies in Britain and the United States related to research, development, commercialization and delivery of Serono products. American depositary receipts evidencing American depositary shares of Serono are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Serono also trade on the Swiss Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January       *    January      *    January      *    January      *    January      *    January      *
February      *    February     *    February     *    February     *    February     *    February     *
March         *    March        *    March        *    March        *    March        *    March        *
April         *    April        *    April        *    April        *    April        *    April        *
May           *    May          *    May          *    May          *    May          *    May          *
June          *    June         *    June         *    June         *    June         *    June         *
July          *    July         *    July         *    July         *    July         *    July       27.00
August        *    August       *    August       *    August       *    August       *    August     28.63
September     *    September    *    September    *    September    *    September    *    September  30.25
October       *    October      *    October      *    October      *    October      *    October    22.63
November      *    November     *    November     *    November     *    November     *    November   21.38
December      *    December     *    December     *    December     *    December     *

      The closing price on       , 2000 was   .

                SHIRE PHARMACEUTICALS GROUP P.L.C. (SHPGY)

      Shire Pharmaceuticals Group p.l.c. is an international pharmaceutical company focused on four therapeutic areas: central nervous system disorders, metabolic diseases, cancer and gastrointestinal disorders. Shire develops, manufactures and markets pharmaceutical products. American depositary receipts evidencing American depositary shares of Shire are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Shire also trade on the London International Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January       *    January      *    January      *    January      *    January    21.13  January    40.69
February      *    February     *    February     *    February     *    February   20.50  February   48.00
March         *    March        *    March        *    March      21.44  March      22.81  March      51.25
April         *    April        *    April        *    April      22.50  April      21.63  April      40.25
May           *    May          *    May          *    May        19.50  May        23.75  May        43.63
June          *    June         *    June         *    June       21.38  June       26.00  June       51.88
July          *    July         *    July         *    July       24.00  July       25.38  July       54.75
August        *    August       *    August       *    August     18.75  August     25.00  August     56.50
September     *    September    *    September    *    September  21.88  September  28.81  September  51.63
October       *    October      *    October      *    October    21.75  October    31.75  October    62.88
November      *    November     *    November     *    November   22.00  November   30.69  November   45.63
December      *    December     *    December     *    December   20.25  December   29.13

      The closing price on       , 2000 was    .

                 SMARTFORCE PUBLIC LIMITED COMPANY (SMTF)

      Smartforce Public Limited Company provides an interactive software platform for business education and training of employees in businesses and organizations in areas, including information technology, business skills, interpersonal skills and project management. Smartforce generates revenue principally from software license agreements covering licenses of their courses to companies for a period of one or more years. American depositary receipts evidencing American depositary shares of Smartforce are included in the Europe 2001 HOLDRS and are traded through Nasdaq NMS.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January       *    January    13.56  January    31.88  January    45.44  January    17.88  January    34.00
February      *    February   14.13  February   27.25  February   45.75  February   15.94  February   44.06
March         *    March      18.38  March      24.94  March      51.75  March      11.44  March      45.88
April        6.63  April      18.50  April      24.31  April      50.88  April      15.50  April      47.75
May          8.94  May        23.50  May        27.25  May        49.75  May        15.25  May        42.06
June        10.59  June       23.13  June       31.56  June       53.50  June       16.50  June       48.00
July        11.33  July       21.88  July       33.13  July       58.00  July       28.00  July       44.25
August       9.88  August     22.38  August     32.50  August     47.00  August     21.00  August     52.00
September   11.94  September  23.50  September  40.13  September  13.50  September  24.63  September  47.38
October     11.28  October    27.50  October    38.38  October    11.94  October    20.63  October    50.33
November    13.50  November   28.75  November   35.31  November   10.50  November   24.50  November   32.06
December    13.25  December   27.13  December   41.06  December   14.88  December   33.50

      The closing price on       , 2000 was   .

                      SMITHKLINE BEECHAM P.L.C. (SBH)

      SmithKline Beecham p.l.c., manufactures and markets pharmaceuticals, vaccines, over-the-counter medicines and health-related consumer products which are sold primarily in the United States, the United Kingdom, Germany, France, Italy, Spain, Japan, India and Australia. SmithKline's principal consumer healthcare products include Nicorette, Tums, Contac, Tagamet HB and Aquafresh toothpaste. On January 17, 2000, SmithKline announced that it entered into a merger agreement with Glaxo Wellcome p.l.c. On October 9, 2000, SmithKline announced that it entered into an agreement to acquire Block Drug Company, Inc. Both transactions are subject to regulatory approval and customary closing conditions. American depositary receipts evidencing American depositary shares of SmithKline are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of SmithKline also trade on the London International Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     17.92  January    27.12  January    36.06  January    63.13  January    67.81  January    61.00
February    19.70  February   26.75  February   37.13  February   61.88  February   71.13  February   56.19
March       19.02  March      25.22  March      35.00  March      62.69  March      71.50  March      66.06
April       19.51  April      27.00  April      40.31  April      59.56  April      65.69  April      68.75
May         19.94  May        25.50  May        43.75  May        53.81  May        65.63  May        63.19
June        22.09  June       27.13  June       45.81  June       60.50  June       66.06  June       65.19
July        22.34  July       26.88  July       48.56  July       57.50  July       60.06  July       64.00
August      22.64  August     29.13  August     43.31  August     56.88  August     63.75  August     65.31
September   24.97  September  30.44  September  48.88  September  54.75  September  57.63  September  68.63
October     25.53  October    31.31  October    47.63  October    63.75  October    64.00  October    65.19
November    26.26  November   34.44  November   49.63  November   60.94  November   66.50  November   64.75
December    27.12  December   34.00  December   51.44  December   69.50  December   64.13

      The closing price on       , 2000 was   .

                        SONERA GROUP P.L.C. (SNRA)

      Sonera Group p.l.c. provides telecommunication services to residential and business customers, primarily in Finland. Sonera's major lines of business include mobile communications and services, media communications and new services, and fixed network voice and data services. Sonera recently announced that it intends to make initial public offerings of each of its wireless portal, wireless certification and Internet network media service subsidiaries. American depositary receipts representing American depositary shares of Sonera are included in the Europe 2001 HOLDRS and are traded through the Nasdaq NMS. Shares of Sonera also trade on the Helsinki Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January       *    January      *    January      *    January      *    January      *    January    69.25
February      *    February     *    February     *    February     *    February     *    February   78.50
March         *    March        *    March        *    March        *    March        *    March      66.38
April         *    April        *    April        *    April        *    April        *    April      54.50
May           *    May          *    May          *    May          *    May          *    May        50.44
June          *    June         *    June         *    June         *    June         *    June       46.00
July          *    July         *    July         *    July         *    July         *    July       39.69
August        *    August       *    August       *    August       *    August       *    August     33.81
September     *    September    *    September    *    September    *    September    *    September  25.25
October       *    October      *    October      *    October      *    October    31.00  October    22.38
November      *    November     *    November     *    November     *    November   40.13  November   18.63
December      *    December     *    December     *    December     *    December   69.25

      The closing price on       , 2000 was   .

                       STMICROELECTRONICS N.V. (STM)

      STMicroelectronics N.V. designs, develops, manufactures and markets a broad range of semiconductor integrated circuits and devices used in a wide variety of microelectronic applications, including telecommunications systems, computer systems, consumer products, automotive products and industrial automation and control systems. STMicroelectronics markets and sells its products primarily through its direct sales force, distributors and representatives. New York registered shares of STMicroelectronics, included in the Europe 2001 HOLDRS, are traded on the New York Stock Exchange. Shares of STMicroelectronics also trade on the Paris and Italian Stock Exchanges and are also quoted on SEAQ International.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     4.15   January     6.04  January    11.79  January    11.32  January    17.42  January    56.13
February    4.17   February    6.15  February   11.00  February   12.69  February   14.56  February   66.67
March       4.96   March       6.04  March      11.00  March      12.93  March      16.19  March      62.40
April       6.21   April       7.83  April      13.06  April      14.08  April      17.00  April      63.23
May         5.88   May         7.00  May        13.92  May        12.90  May        19.35  May        60.06
June        6.77   June        5.98  June       13.33  June       11.65  June       23.10  June       64.19
July        7.88   July        5.75  July       15.23  July       10.60  July       23.50  July       56.94
August      8.02   August      6.81  August     15.48  August      8.70  August     22.35  August     61.69
September   8.10   September   7.90  September  15.65  September   7.49  September  24.69  September  47.63
October     7.54   October     8.73  October    11.88  October    10.14  October    30.29  October    51.94
November    6.21   November   11.10  November   11.70  November   11.19  November   41.69  November   40.75
December    6.71   December   11.67  December   10.18  December   13.01  December   50.48

      The closing price on       , 2000 was   .

                           TELEFONICA S.A. (TEF)

      Telefonica, S.A. is a supplier of telecommunications services in Spain, Portugal and Latin America. Telefonica provides its clients with customized integrated solutions in the areas of communications-fixed-line, mobile, internet, data and television. American depositary receipts evidencing American depositary shares of Telefonica are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Telefonica also trade on the London, Paris, Frankfurt, Tokyo, Buenos Aires, Sao Paulo and Lima stock exchanges.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     12.05  January    14.42  January    22.88  January    31.90  January    45.18  January    76.00
February    12.25  February   16.05  February   22.51  February   33.82  February   44.93  February   86.69
March       12.25  March      15.52  March      23.45  March      43.22  March      41.75  March      74.38
April       12.01  April      17.20  April      25.16  April      40.83  April      45.55  April      66.25
May         13.07  May        17.12  May        28.55  May        43.95  May        47.14  May        60.88
June        12.66  June       18.01  June       28.19  June       45.45  June       48.08  June       64.06
July        13.32  July       17.08  July       25.82  July       47.55  July       46.81  July       63.31
August      13.28  August     18.10  August     25.41  August     35.66  August     47.24  August     57.31
September   13.44  September  18.18  September  30.76  September  35.27  September  47.06  September  59.44
October     12.30  October    19.69  October    26.88  October    44.75  October    48.96  October    57.94
November    13.56  November   21.57  November   28.27  November   45.55  November   62.13  November   47.31
December    13.68  December   22.63  December   29.76  December   44.24  December   78.81

      The closing price on       , 2000 was   .

                         TERRA LYCOS, INC. (TRLY)

      Terra Networks, Inc. provides Internet access and local-language interactive content and services to Spanish and Portuguese-speaking residential and small office/home office customers in Spain, Brazil, Mexico, Peru, Chile and Guatemala. American depositary receipts evidencing American depositary shares of Terra Lycos are included in the Europe 2001 HOLDRS and are traded through Nasdaq NMS. Shares of Terra Lycos also trade on the Madrid Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January        *   January       *   January       *   January       *   January      *    January    87.81
February       *   February      *   February      *   February      *   February     *    February  129.63
March          *   March         *   March         *   March         *   March        *    March      78.50
April          *   April         *   April         *   April         *   April        *    April      62.50
May            *   May           *   May           *   May           *   May          *    May        43.63
June           *   June          *   June          *   June          *   June         *    June       36.47
July           *   July          *   July          *   July          *   July         *    July       38.19
August         *   August        *   August        *   August        *   August       *    August     40.13
September      *   September     *   September     *   September     *   September    *    September  36.75
October        *   October       *   October       *   October       *   October      *    October    24.19
November       *   November      *   November      *   November      *   November   33.75  November   14.00
December       *   December      *   December      *   December      *   December   54.75

      The closing price on       , 2000 was   .

                         TOTAL FINA ELF S.A. (TOT)

      Total Fina Elf S.A. is an international oil and gas company. Total Fina is involved in many aspects of the petroleum industry, including oil and gas exploration, development and production, refining and marketing and trading and shipping of crude oil and petroleum products. Total Fina also produces petrochemicals and specialty chemical products for industrial and consumer use. In addition, Total Fina is involved in the coal mining, nuclear power, cogeneration and electricity sectors. American depositary receipts evidencing American depositary shares of Total Fina are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Total Fina also trade on the Paris Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     28.38  January    34.50  January    43.13  January    51.88  January    51.25  January    62.25
February    27.75  February   32.88  February   39.63  February   55.00  February   51.63  February   67.13
March       30.00  March      34.00  March      42.38  March      60.06  March      61.00  March      73.63
April       31.38  April      34.25  April      41.63  April      58.75  April      68.00  April      75.63
May         31.00  May        36.00  May        45.63  May        62.31  May        60.81  May        78.94
June        30.25  June       37.13  June       50.63  June       65.38  June       64.44  June       76.81
July        31.13  July       35.75  July       50.44  July       57.19  July       63.63  July       73.56
August      29.75  August     37.13  August     47.38  August     48.06  August     65.04  August     74.50
September   30.13  September  39.13  September  57.31  September  62.81  September  63.44  September  73.44
October     30.88  October    39.00  October    55.50  October    58.50  October    66.69  October    71.63
November    30.88  November   40.38  November   52.56  November   61.13  November   66.13  November   70.63
December    34.00  December   40.25  December   55.75  December   49.75  December   69.25

      The closing price on       , 2000 was   .

                               UBS AG (UBS)

      UBS AG is a global investment banking services firm that offers investment, trading and risk management services. On November 3, 2000, UBS acquired Paine Webber Group, Inc. UBS's clients include international corporations, small and medium-sized businesses in Switzerland, governments and other public bodies, financial institutions, market participants and individuals. Global shares of UBS, included in the Europe 2001 HOLDRS, are traded on the New York Stock Exchange. Shares of UBS also trade on the Zurich Stock Exchange and the Tokyo Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January       *    January      *    January      *    January      *    January      *    January      *
February      *    February     *    February     *    February     *    February     *    February     *
March         *    March        *    March        *    March        *    March        *    March        *
April         *    April        *    April        *    April        *    April        *    April        *
May           *    May          *    May          *    May          *    May          *    May       135.25
June          *    June         *    June         *    June         *    June         *    June      147.00
July          *    July         *    July         *    July         *    July         *    July      144.00
August        *    August       *    August       *    August       *    August       *    August    146.19
September     *    September    *    September    *    September    *    September    *    September 135.44
October       *    October      *    October      *    October      *    October      *    October   140.00
November      *    November     *    November     *    November     *    November     *    November  137.25
December      *    December     *    December     *    December     *    December     *

      The closing price on       , 2000 was   .

                            UNILEVER N.V. (UN)

      Unilever N.V. is an international supplier of consumer goods in the food, home and personal care product categories. Unilever products include culinary, frozen food, deodorant, hair care, laundry, cooking, skin and oral care and fragrance products sold under such brand names as Ponds, Dove, Lipton and Magnum. New York registered shares of Unilever, included in the Europe 2001 HOLDRS, trade on the New York Stock Exchange. Shares of Unilever also trade on the Amsterdam, London, Belgium, France, Germany, Luxembourg and Swiss Stock Exchanges.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     33.04  January    40.57  January    46.06  January    63.91  January    85.68  January    46.25
February    34.02  February   37.66  February   53.34  February   72.03  February   81.13  February   45.50
March       36.75  March      38.01  March      52.15  March      76.86  March      74.41  March      48.13
April       37.42  April      38.22  April      54.95  April      83.58  April      72.73  April      45.56
May         35.63  May        37.77  May        54.25  May        88.41  May        65.31  May        50.81
June        36.44  June       40.64  June       61.04  June       88.41  June       69.75  June       43.00
July        36.89  July       39.83  July       61.04  July       78.12  July       69.88  July       44.25
August      34.62  August     40.18  August     56.35  August     71.12  August     68.88  August     47.25
September   36.40  September  44.14  September  59.54  September  68.60  September  68.13  September  48.25
October     36.68  October    42.81  October    59.78  October    84.28  October    66.69  October    50.81
November    37.21  November   48.48  November   65.03  November   87.08  November   54.44  November   62.06
December    39.41  December   49.07  December   69.93  December   92.89  December   54.44

      The closing price on       , 2000 was   .

               UNITED PAN-EUROPE COMMUNICATIONS N.V. (UPCOY)

      United Pan-Europe Communications N.V. owns and operates broadband communications networks in 17 countries in Europe and also in Israel. United Pan-Europe provides communications services in Europe through its cable television, telephony, Internet/data services, direct-to-home and media business lines. American depositary receipts evidencing American depositary shares of United Pan-Europe are included in the Europe 2001 HOLDRS and trade through the Nasdaq NMS. Shares of United Pan-Europe also trade on the Amsterdam Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January       *    January      *    January      *    January      *    January      *    January    42.50
February      *    February     *    February     *    February     *    February   12.60  February   66.21
March         *    March        *    March        *    March        *    March      12.75  March      49.56
April         *    April        *    April        *    April        *    April      16.98  April      36.56
May           *    May          *    May          *    May          *    May        20.54  May        25.63
June          *    June         *    June         *    June         *    June       18.42  June       27.00
July          *    July         *    July         *    July         *    July       21.33  July       25.63
August        *    August       *    August       *    August       *    August     20.25  August     24.00
September     *    September    *    September    *    September    *    September  20.33  September  19.44
October       *    October      *    October      *    October      *    October    25.83  October    18.25
November      *    November     *    November     *    November     *    November   32.25  November   11.75
December      *    December     *    December     *    December     *    December   42.50

      The closing price on       , 2000 was   .

                                VIVENDI (V)

      Vivendi provides communications and environmental management services. Vivendi's communications services include a variety of communications, entertainment and educational products and services, including mobile telephone, Internet services, film production and publishing. Vivendi also offers a variety of environmental services, including water treatment and systems operation, waste management, energy and transportation services to public authorities and industrial, commercial and residential customers. On June 20, 2000, Vivendi announced that it had entered into a merger agreement with The Seagram Company Ltd. and CANAL+. This transaction is still subject to regulatory and stockholder approval and customary closing conditions. American depositary receipts evidencing American depositary shares of Vivendi are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Vivendi also trade on the Paris Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January       *    January    7.07   January    8.54   January     9.68  January    19.49  January    20.55
February      *    February   6.68   February   9.28   February   10.49  February   17.38  February   23.49
March         *    March      6.82   March      9.06   March      10.82  March      16.40  March      23.06
April         *    April      7.24   April      9.29   April      12.39  April      15.59  April      19.83
May           *    May        7.12   May        8.22   May        13.39  May        14.58  May        21.33
June        7.43   June       7.45   June       8.55   June       14.24  June       16.20  June       17.72
July        7.90   July       6.86   July       8.43   July       14.59  July       15.72  July       15.98
August      7.05   August     6.44   August     7.45   August     13.29  August     15.44  August     16.36
September   6.42   September  7.25   September  7.84   September  13.27  September  14.05  September  14.81
October     6.19   October    7.97   October    7.79   October    15.22  October    15.15  October    14.56
November    6.50   November   8.22   November   8.81   November   15.12  November   16.01  November   12.38
December    6.66   December   8.25   December   9.31   December   17.31  December   17.97

      The closing price on       , 2000 was   .

                      VODAFONE AIRTOUCH P.L.C. (VOD)

      Vodafone Airtouch p.l.c. provides international wireless telecommunications services which include selling and renting cellular telephone equipment, providing messaging and data transmission facilities and access to information services. Vodafone's principal business is the operation of digital and analog wireless telephone networks in the United Kingdom. Vodafone also has investments in several international telecommunications operations. Service on Vodafone networks is generally sold by third-party service providers or retailers who also sell or rent cellular telephone equipment. American depositary receipts evidencing American depositary shares of Vodafone are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Vodafone also trade on the London International Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January     6.13   January    7.15   January     8.60  January    15.05  January    39.05  January    56.00
February    6.13   February   7.08   February    9.50  February   17.70  February   36.44  February   57.69
March       6.63   March      7.50   March       8.83  March      20.78  March      37.55  March      55.56
April       6.38   April      8.03   April       8.85  April      21.99  April      35.91  April      47.00
May         6.75   May        7.93   May         8.93  May        21.98  May        38.28  May        45.81
June        7.58   June       7.38   June        9.69  June       25.21  June       39.40  June       41.44
July        7.88   July       7.15   July       10.10  July       27.30  July       42.10  July       43.13
August      8.38   August     7.58   August     10.19  August     25.13  August     40.11  August     40.94
September   8.20   September  6.83   September  10.75  September  22.68  September  47.55  September  37.00
October     8.18   October    7.73   October    10.98  October    26.93  October    47.63  October    42.56
November    7.20   November   8.65   November   13.20  November   29.54  November   47.19  November   34.38
December    7.05   December   8.28   December   14.53  December   32.23  December   49.50

      The closing price on       , 2000 was   .

                           WPP GROUP PLC (WPPGY)

      WPP Group plc is an international communication services organization that provides advertising, media investment management, information and consultancy, public relations and public affairs, branding and identity, healthcare and specialist communications. American depositary receipts evidencing American depositary shares of WPP Group are included in the Europe 2001 HOLDRS and traded through Nasdaq NMS. Shares of WPP Group also trade on the London International Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- --------- -------
January      8.75  January    13.00  January    19.56  January    21.75  January    37.41  January    81.00
February     8.44  February   13.75  February   21.50  February   26.81  February   39.81  February   99.00
March        7.97  March      15.31  March      20.38  March      29.00  March      43.25  March      86.75
April        8.75  April      15.50  April      20.44  April      32.19  April      43.88  April      77.38
May          9.69  May        15.38  May        19.69  May        32.00  May        40.81  May        60.56
June         9.38  June       16.75  June       20.38  June       33.63  June       42.88  June       72.63
July        10.78  July       16.25  July       20.56  July       33.69  July       44.75  July       69.00
August      13.13  August     18.19  August     23.00  August     27.19  August     46.97  August     70.63
September   12.03  September  18.31  September  22.94  September  22.81  September  46.50  September  59.31
October     12.03  October    18.44  October    23.06  October    24.88  October    54.94  October    66.88
November    12.13  November   18.31  November   22.66  November   27.75  November   72.50  November   53.44
December    12.69  December   21.47  December   22.56  December   30.88  December   83.13

      The closing price on       , 2000 was   .

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                [LOGO OF HOLDRS]

                     1,000,000,000 Depositary Receipts

                        Europe 2001 HOLDRSSM Trust

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                            Merrill Lynch & Co.

                           Robert W. Baird & Co.

                         A.G. Edwards & Sons, Inc.

                       First Union Securities, Inc.

                          Legg Mason Wood Walker

                               Incorporated

                       Morgan Keegan & Company, Inc.

                     Raymond James & Associates, Inc.

                         Sutro & Co. Incorporated

                      Tucker Anthony Capital Markets

                                        , 2000

      Until      , 2000 (25 days after the date of this prospectus), all
dealers effecting transactions in the offered Europe 2001 HOLDRS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

      Securities and Exchange Commission registration fee................. $
      Printing and engraving expenses.....................................
      Legal fees and expenses.............................................
      Miscellaneous.......................................................
                                                                           ---
        Total............................................................. $

Item 15. Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

      The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

      See Exhibit Index.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3)
            of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on December 1, 2000.

                                          Merrill Lynch, Pierce, Fenner &
                                          Smith
                                                    Incorporated

                                               /s/ Ahmass L. Fakahany
                                          By: ______________________
                                               Ahmass L. Fakahany
                                               Senior Vice President and
                                               Chief Financial Officer


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on December 1, 2000.

              Signature                   Title
              ---------                   -----

                *                         Chief Executive Officer, Chairman of
______________________________________    the Board and Director
           John L. Steffens

                *                         Director
______________________________________
          E. Stanley O'Neal

                *                         Director
______________________________________
          George A. Schieren

                *                         Director
______________________________________
          Thomas H. Patrick

                *                         Senior Vice President and
______________________________________    Chief Financial Officer
          Ahmass L. Fakahany

                *                         First Vice President and Controller
______________________________________
          Dominic A. Carone

     /s/ Stephen G. Bodurtha              Attorney-in-Fact
______________________________________
         Stephen G. Bodurtha

                               INDEX TO EXHIBITS

Exhibits

   4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch,
       Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS and Form of Amendment No.
       3 to the Standard Terms for Depositary Trust Agreements

   5.1 Opinion of Shearman & Sterling regarding the validity of the Europe 2001
       HOLDRS Receipts

   8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences

 *24.1 Power of Attorney (included in Part II of Registration Statement)

--------

* Previously filed.